UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Retail Ventures, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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RETAIL VENTURES, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD
JUNE 23, 2010
AND
PROXY STATEMENT
IMPORTANT
Please complete, sign and date your proxy and promptly return it in the enclosed envelope. No postage is necessary if mailed in the United States.

RETAIL VENTURES, INC.
4150 East 5th Avenue
Columbus, OH 43219
(614) 238-4148
May 14, 2010
To the Shareholders of Retail Ventures, Inc.:
Notice is hereby given that the 2010 Annual Meeting of Shareholders of Retail Ventures, Inc. will be held at the corporate offices of DSW Inc., 810 DSW Drive, Columbus, Ohio 43219, on Wednesday, June 23, 2010, at 11:00 a.m. Eastern Daylight Time, for the following purposes, all of which are more completely set forth in the accompanying proxy statement:
1.	To elect eight directors, each for a term of one year and until their successors are duly elected and qualified.

2.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
Only shareholders of record at the close of business on April 30, 2010 are entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors,
/s/ James A. McGrady
James A. McGrady
Chief Executive Officer, President, Chief Financial Officer and Treasurer
YOUR VOTE IS IMPORTANT
If you received a copy of the proxy card by mail, you are urged to date, sign and promptly return the enclosed form of proxy in the enclosed envelope to which no postage need be affixed if mailed in the United States. Voting your shares by the proxy does not affect your right to vote in person in the event you attend the meeting. You are cordially invited to attend the meeting. If you attend, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy.

i

RETAIL VENTURES, INC.
4150 East 5th Avenue
Columbus, OH 43219
(614) 238-4148
PROXY STATEMENT
The enclosed proxy is being solicited on behalf of the Board of Directors of Retail Ventures, Inc. for use at the Annual Meeting of Shareholders to be held at 11:00 a.m., Eastern Daylight Time, on Wednesday, June 23, 2010, and any postponement or adjournment thereof (the “Annual Meeting”). Unless the context indicates otherwise all references in this proxy statement to “Retail Ventures,” “RVI,” “we” “our” or the “Company” refer to Retail Ventures, Inc. The Notice of Annual Meeting of Shareholders, this proxy statement and the Company’s 2009 Annual Report to Shareholders which includes the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2010 (the “2009 fiscal year”) is being made available electronically to shareholders on or about May 14, 2010.
Internet Availability of Proxy Materials
In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we are using the Internet as our primary means of furnishing our proxy materials to shareholders. Consequently, shareholders will not receive paper copies of our proxy materials for the Annual Meeting unless they request them. Instead, on or about May 14, 2010, we began mailing the Notice of Internet Availability to shareholders of record at the close of business on April 30, 2010. The Notice of Internet Availability contains instructions for how to access our proxy materials, including the Notice of Annual Meeting of Shareholders, this proxy statement, a form of proxy and our 2009 Annual Report to Shareholders, electronically via the Internet and how to submit proxies for the Annual Meeting. The Notice of Internet Availability also provides information on how shareholders may obtain paper or e-mail copies of our proxy materials if they so choose.
For beneficial shareholders, a Notice of Internet Availability directing you to the website at which you will find our proxy materials for the Annual Meeting has been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those common shares, the registered shareholder. Your broker, bank or other holder of record also provided instructions on how you may request a paper or e-mail copy of our proxy materials, if you prefer. Beneficial shareholders have the right to direct their broker, bank or other holder of record on how to vote their common shares by following the voting instructions they received from their broker, bank or other holder of record.
Shareholder Voting Rights
Only shareholders of record at the close of business on April 30, 2010, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. The total number of common shares outstanding on the record date and entitled to vote at the Annual Meeting is 49,031,979. Each common share entitles the holder thereof to one vote upon each matter to be voted upon by shareholders at the Annual Meeting.
Registered Shareholders and Beneficial Shareholders
If our common shares are registered in your name directly with our transfer agent, Computershare, you are considered, with respect to those common shares, the registered shareholder. If our common shares are held for you in a brokerage account or by a bank or other holder of record, you are considered, with respect to those common shares, the beneficial shareholder.

How to Vote
As an alternative to attending the Annual Meeting and voting in person, registered shareholders may vote electronically via the Internet or, for those shareholders who request a paper copy of our proxy materials, by mailing a completed proxy card. The deadline for voting electronically via the Internet is 11:59 p.m., Eastern Daylight Saving Time, on June 22, 2010. There are no fees or charges associated with voting electronically via the Internet other than fees or charges, if any, that shareholders pay for access to the Internet. If, after receiving the Notice of Internet Availability, you request that we send you a paper copy of our proxy materials, you may vote your common shares by completing, dating and signing the proxy card and returning it prior to the Annual Meeting in the envelope provided in our mailing. Registered shareholders may also attend the Annual Meeting and vote in person. If you are a registered shareholder, you may revoke your proxy at any time before it is exercised at the Annual Meeting by (i) giving written notice of revocation to our Secretary, (ii) submitting a later-dated vote electronically via the Internet, (iii) executing and returning a later-dated proxy card or (iv) attending the Annual Meeting and voting in person. Attending the Annual Meeting will not, in itself, revoke a previously delivered proxy.
Beneficial shareholders are able to instruct their broker, bank or other holder of record how to vote their common shares by following the voting instructions provided by their broker, bank or other holder of record. Please contact your broker, bank or other holder of record to determine the means by which you can direct voting of your common shares and the applicable deadlines. Beneficial shareholders who wish to vote in person at the Annual Meeting will need to obtain a legal proxy from their broker, bank or other holder of record. If you are a beneficial shareholder and you wish to revoke your proxy, you should follow the instructions provided to you by your broker, bank or other holder of record.
Subject to the revocation rights discussed above, all common shares represented by proxies that are properly and timely voted electronically via the Internet or by properly completed and executed proxy cards that are returned to us prior to the Annual Meeting will be voted in accordance with the instructions contained therein. If no instructions are given (excluding broker non-votes, if any), such common shares will be voted “FOR” the election of the director nominees identified in “Proposal No. 1: Election of Directors” and at the discretion of the persons named in the form of proxy on any other matters that may properly be brought before the Annual Meeting.
Quorum
The presence, in person or by proxy, of a majority of the outstanding common shares entitled to be voted at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Common shares represented by proxies that are properly and timely voted electronically via the Internet or by properly executed proxy cards that are returned to us prior to the Annual Meeting will be counted toward the establishment of a quorum at the Annual Meeting, even though they are marked “Abstain” (on any or all applicable proposals) or “Withhold” (from any or all director nominees) or are not marked at all. Broker non-votes (if any) will also be counted toward the establishment of a quorum at the Annual Meeting. A broker non-vote occurs when a bank, broker or other holder of record holding common shares for a beneficial shareholder submits a proxy for the Annual Meeting but does not vote on a particular proposal because that holder does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial shareholder.
Unlike our previous annual meetings, brokers holding your shares in their name will not have discretionary voting authority to vote those shares with respect to the election of directors (Proposal No. 1). Therefore, if you do not furnish your broker with voting instructions with respect to the election of directors, a broker non-vote will result and your shares will not be voted on Proposal No. 1.
Proxy Solicitation Costs
In addition to sending the Notice of Internet Availability (and making our proxy materials available electronically via the Internet), solicitation of proxies may be made by mail, personal interview and telephone by officers, directors and employees of the Company, and by the employees of the Company’s transfer agent, Computershare. The Company will bear the entire cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others, for forwarding solicitation materials to beneficial owners of the Company’s common shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Certain Beneficial Owners
The following table sets forth information as of April 30, 2010 (except as noted below) relating to the beneficial ownership of our common shares by each person known by us to be the beneficial owner of more than 5% of our outstanding common shares. Percent of beneficial ownership for each person is based upon the 49,031,979 common shares, net of treasury shares, outstanding as of April 30, 2010, plus the number of common shares such person reported that it has the right to acquire within 60 days.

		Amount and nature of
Title of Class	Name and address of beneficial owner	beneficial Ownership	Percent of Class

(All of these are common shares)	Jay L. Schottenstein (1)	27,387,326	54.0%
	4300 E. Fifth Ave.
	Columbus, OH 43219

	Schottenstein RVI, LLC (2)	19,678,226	38.8%
	4300 E. Fifth Ave.
	Columbus, OH 43219

	Schottenstein Stores Corporation (3)	1,260,000	2.5%
	4300 E. Fifth Ave.
	Columbus, OH 43219

	SEI, Inc. (4)	6,201,300	12.2%
	4300 E. Fifth Ave.
	Columbus, OH 43219

(1)	Mr. Schottenstein beneficially owns 27,387,326 common shares in the aggregate. This includes (i) 195,300 common shares beneficially owned by Mr. Schottenstein individually; (ii) 1,260,000 common shares beneficially owned by Schottenstein Stores Corporation (Mr. Schottenstein serves as a director, Chairman of the Board, President and Chief Executive Officer of Schottenstein Stores Corporation); (iii) 19,678,226 common shares beneficially owned by Schottenstein RVI, LLC (Mr. Schottenstein serves as the manager of Schottenstein RVI, LLC); (iv) 6,201,300 common shares beneficially owned by SEI, Inc. (Mr. Schottenstein is the Chairman, President and CEO of SEI, Inc.) and (v) 52,500 common shares owned by Glosser Brothers Acquisition, Inc. (Mr. Schottenstein serves as Chairman and President of Glosser Brothers Acquisition, Inc. and Mr. Schottenstein expressly disclaims beneficial ownership of these shares).

(2)	Schottenstein RVI, LLC is an affiliated company of Schottenstein Stores Corporation (“SSC”). Mr. Schottenstein also serves as the manager of Schottenstein RVI, LLC. Total common shares beneficially owned by Schottenstein RVI, LLC are comprised of:

(a)	17,946,766 common shares owned of record and beneficially by Schottenstein RVI, LLC; and

(b)	Certain warrants which provide Schottenstein RVI, LLC the right, from time to time, in whole or in part and subject to certain conditions, to: (i) acquire RVI common shares at $4.50 per share; (ii) acquire, from RVI, DSW Inc., a controlled subsidiary of the Company (“DSW”), Class A Common Shares no par value (the “DSW Class A Shares”) at $19.00 per share; or (iii) acquire a combination thereof. Schottenstein RVI, LLC has the right to acquire up to 1,731,460 RVI common shares (subject to adjustment) upon full exercise of the warrants. For more information about the warrants, see “Certain Relationships and Related Transactions — Warrants.”

(3)	SSC is a closely-held Delaware corporation. SSC’s common stock is beneficially owned by certain of the Company’s directors and their family members. SSC has sole power to vote and dispose of 1,260,000 common shares. Mr. Schottenstein is a director, Chairman of the Board, President and Chief Executive Officer of SSC and has power to vote and dispose of shares of SSC held by various trusts.

(4)	SEI, Inc. (“SEI”) is an affiliated company of SSC. SEI owned of record and beneficially 6,201,300 common shares. Mr. Schottenstein is the Chairman, President and CEO of SEI, Inc., 69.9% of whose common stock is owned by trusts of which Mr. Schottenstein is a Trustee or Trust Advisor.

Security Ownership of Management
The following table sets forth, as of April 30, 2010, information with respect to the Company’s common shares beneficially owned by each director and director nominee individually, by each of the executive officers named in the Summary Compensation Table included in this proxy statement and by all directors and executive officers as a group:

		Amount and
		nature of beneficial
Title of Class	Name of beneficial owner	ownership (1)	Percent of class (2)

(All of these are common shares)	Henry L. Aaron(7)	67,500	*
	Julia A. Davis	54,000	*
	Ari Deshe (3)(5)(7)	24,972	*
	Jon P. Diamond (3)(5)	0	*
	Elizabeth M. Eveillard (7)	70,000	*
	James A. McGrady	291,000	*
	Lawrence J. Ring(7)	40,000	*
	Jay L. Schottenstein (3)(4)(6)	247,800	*
	Harvey L. Sonnenberg (7)	75,000	*
	James L. Weisman (7)	71,100	*

	All directors and executive officers as
	a group (10 persons) (3)(4)(5)(6)(7)
		941,372	1.9%

*	Represents less than 1% of the Company’s outstanding common shares, net of treasury shares.

(1)	Except as otherwise noted, the persons named in this table have sole power to vote and dispose of the shares listed.

Includes the following number of common shares as to which the named person has the right to acquire beneficial ownership upon the exercise of stock options within 60 days of April 30, 2010: Mr. Aaron, 60,000; Ms. Davis, 24,000; Ms. Eveillard, 52,500; Mr. McGrady, 251,000; Mr. Ring, 39,000; Mr. Sonnenberg, 57,500; Mr. Weisman, 57,500; and all directors and executive officers as a group, 541,500. Includes 30,000 and 40,000 common shares for Ms. Davis and Mr. McGrady, respectively, as to which the named person has the right to acquire beneficial ownership upon the exercise of stock appreciation rights (“SARs”) within 60 days of April 30, 2010.

(2)	The percent is based upon the 49,031,979 common shares outstanding as of April 30, 2010, net of treasury shares, plus the number of common shares each person has the right to acquire within 60 days of April 30, 2010.

(3)	Does not include: 25,408,066 common shares owned of record and beneficially by SSC, Schottenstein RVI, LLC and SEI, Inc. plus up to 1,731,460 common shares (subject to adjustment) issuable to Schottenstein RVI, LLC upon full exercise by Schottenstein RVI, LLC of the warrants. Mr. Schottenstein is the Chairman of the Board, President and Chief Executive Officer of SSC. Mr. Schottenstein, Ari Deshe and Susan Diamond (spouse of Jon P. Diamond) are members of the Board of Directors of SSC. Mr. Schottenstein also serves as the manager of Schottenstein RVI, LLC and he is a director and the Chairman of SEI, Inc.

(4)	Includes 52,500 common shares owned by Glosser Brothers Acquisition, Inc. (“GBA”). Mr. Schottenstein is Chairman of the Board of Directors, President and a director of GBA and a trustee or co-trustee of family trusts that own 100% of the stock of GBA. Mr. Schottenstein disclaims beneficial ownership of the common shares owned by GBA.

(5)	Does not include 67,944 common shares held by the Ann and Ari Deshe Foundation and 67,944 common shares held by the Jon and Susan Diamond Family Foundation, each a private charitable foundation. The foundations’ trustees and officers consist of at least one of the following persons: Geraldine Schottenstein, Jon P. Diamond and/or Ari Deshe; in conjunction with other Schottenstein family members.

(6)	Includes 30,000 common shares as to which Jay L. Schottenstein shares voting and investment power as trustee of a trust which owns the common shares and 165,300 common shares that Mr. Schottenstein has sole power to vote and dispose.

(7)	Includes 7,500 common shares held jointly by Mr. Aaron and his spouse, 14,972 common shares owned by Mr. Deshe, 10,000 common shares held by Mr. Deshe for the benefit of his children, 17,500 common shares owned by Ms. Eveillard, 1,000 common shares owned by Mr. Ring, 17,500 common shares owned by Mr. Sonnenberg, 600 common shares owned by Mr. Weisman, 12,500 common shares owned jointly by Mr. Weisman and his spouse and 500 common shares held by Mr. Weisman’s spouse.
The information with respect to beneficial ownership is based upon information furnished by each director or executive officer and information contained in filings made with the SEC. Certain of the persons listed in the table above, as of April 30, 2010, also (1) have the right to acquire beneficial ownership of Class A Common Shares of DSW upon the exercise of stock options within 60 days of April 30, 2010; and/or (2) may own Class A Common Shares of DSW.

PROPOSAL NO. 1: ELECTION OF DIRECTORS
The number of members of the Company’s Board of Directors has been fixed at fourteen by action of the Board of Directors pursuant to the Company’s Amended and Restated Code of Regulations (the “Regulations”). Members of the Board of Directors serve until the annual meeting following their election and until their successors are duly elected and qualified, or until his or her earlier death, resignation or removal. The Nominating and Corporate Governance Committee has nominated eight persons for election as directors of the Company with their terms to expire at our 2011 annual meeting of shareholders. If each of the nominees is elected, six vacancies will exist on the Board of Directors. Proxies cannot be voted for a greater number of persons than the number of nominees named below and in the form of proxy. The Board believes it is in the best interest of the Company to have vacancies on the Board as the ongoing and anticipated challenges facing the Company will best be addressed by the continuity of the nominated directors.
Set forth below is certain information relating to the director nominees:

		Positions with the Company,	Director
Name	Age	Principal Occupations and Business Experience	Since

Jay L. Schottenstein	55	Mr. Schottenstein has served as our Chairman of the Board of Directors since March 1992 and was Chief Executive Officer from April 1991 to July 1997 and from July 1999 to December 2000. Mr. Schottenstein has been Chairman of the Board of Directors of DSW Inc. since March 2005 and from March 2005 to April 2009 served as Chief Executive Officer. Mr. Schottenstein has also been Chairman of the Board of Directors of American Eagle Outfitters, Inc. (NYSE: AEO) and SSC since March 1992. He served as Vice Chairman of SSC from 1986 until March 1992 and as a director of SSC since 1982. He served in various executive capacities at SSC since 1976. Mr. Schottenstein has been a director of American Eagle Outfitters, Inc. since 1992. Mr. Schottenstein also serves as the manager of Schottenstein RVI, LLC and he is a director and Chairman of SEI, Inc. Mr. Schottenstein’s extensive experience as a chairman and CEO of numerous companies brings strong leadership skills to our Board. He also has substantial institutional knowledge regarding the Company, including its operations and industries, due to his longstanding service to the Board and Company.	1991

Henry L. Aaron*	76	Mr. Aaron presently serves as Senior Vice President of the Atlanta National League Baseball Club, Inc., a professional sports organization, as Chairman of 755 Restaurant Corp., a quick service restaurant company, and as a director of Medallion Financial Corp., a specialty finance company, along with a number of other private business interests. Mr. Aaron has substantial institutional knowledge regarding the Company, including its operations and industries, due to his longstanding service to the Board.	2000

Ari Deshe	59	Chairman and Chief Executive Officer of Safe Auto Insurance Company, a property and casualty insurance company since 1996. Mr. Deshe is a former director of American Eagle Outfitters, Inc. Mr. Deshe has extensive business, management and risk management experience. He has substantial institutional knowledge regarding the Company, including its operations and industries, due to his longstanding service to the Board.	1997

		Positions with the Company,	Director
Name	Age	Principal Occupations and Business Experience	Since

Jon P. Diamond	52	Vice Chairman since November 2004 and President and Chief Operating Officer since 1996 of Safe Auto Insurance Company. Mr. Diamond is a former director of American Eagle Outfitters, Inc. Mr. Diamond has a broad knowledge of marketing and brand recognition. He has substantial institutional knowledge regarding the Company, including its operations and industries, due to his longstanding service to the Board.	1991

Elizabeth M. Eveillard*	63	Ms. Eveillard is an independent consultant since 2003. Ms. Eveillard served as a Senior Managing Director and a Consultant, Retailing and Apparel Group, of Bear, Stearns & Co., Inc., an investment banking company, from 2000 until 2003. Prior to that time, Ms. Eveillard served as the Managing Director, Head of Retailing Industry Group, of PaineWebber Inc., a financial services firm, from 1988 to 2000. From 1972 to 1988, Ms. Eveillard held various executive positions including Managing Director in the Merchandising Group with Lehman Brothers. Ms. Eveillard is also a director of Birks & Mayors, Inc. and is a former director of Tween Brands, Inc. Ms. Eveillard has a strong understanding of financial markets and significant investment banking experience covering the retail sector. She has substantial institutional knowledge regarding the Company, including its operations and industries, due to her longstanding service to the Board.	2001

Lawrence J. Ring*	61	Chancellor Professor of Business Administration and (2004) EMBA Alumni Distinguished Professor of Executive Education, The Mason School of Business, The College of William and Mary (“W&M”) since 2001. In addition, Mr. Ring has also been an Adjunct Professor of Business Administration, The School of Executive Education, Babson College since 2000. From 1997 to 2002, Mr. Ring served as Faculty Coordinator of Executive Programs at W&M. From 1991 to 2000, he served as Professor of Business Administration at W&M, and from 1994 to 2002, he served as Adjunct Assistant Professor, Department of Family and Community Medicine, Eastern Virginia Medical School. Professor Ring is also a member of the Board of Directors of Mr. Price Group, Ltd., Durban, South Africa. Mr. Ring previously served as a member of the International Advisory Board of Angus and Coote Jewelers, Sydney, Australia from 2000 to 2007; and as a director of C. Lloyd Johnson Company, Inc., Norfolk, Virginia; and the Williamsburg Landing Corporation. Mr. Ring has substantial experience with global companies and understanding of building brands, particularly in the retail industry. He has substantial institutional knowledge regarding the Company, including its operations and industries, due to his longstanding service to the Board.	2005

		Positions with the Company,	Director
Name	Age	Principal Occupations and Business Experience	Since

Harvey L. Sonnenberg*	68	Mr. Sonnenberg was a partner in the certified public accounting firm, Weiser, LLP from 1994 to 2009, and currently serves as a Senior Director to that firm. Mr. Sonnenberg has been active in a number of professional organizations, including the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants, and has long been involved in rendering audit and advisory services to the retail, apparel, and consumer products industries. Mr. Sonnenberg is a certified public accountant and was the partner-in-charge of his firm’s Sarbanes-Oxley and Corporate Governance practice. Mr. Sonnenberg has been a director of DSW Inc. since 2005. Mr. Sonnenberg’s strong accounting background, particularly in the retail industry, brings accounting and related financial management experience to the Board. Also, he brings valuable board governance experience and substantial institutional knowledge regarding the Company, including its operations and industries, due to his longstanding service to the Board.	2001

James L. Weisman*	71	President and member of Weisman Goldman Bowen & Grzywinski, LLP, a Pittsburgh, Pennsylvania law firm since 1998 and its predecessor law firms since 1978. Mr. Weisman has been in the private practice of law in Pittsburgh since 1963. His primary areas of practice have been in business transactions and reorganizations, and overseeing, directing and participating in civil litigation. Mr. Weisman has extensive experience in working with retail clients having prior to being elected to the Board of RVI in 2001 provided legal services to among other clients Value City Department Stores, Inc., Schottenstein Stores Corporation and American Eagle Outfitters, Inc. With Mr. Weisman’s extensive legal background, particularly in the retail industry, he brings valuable board governance experience and substantial institutional knowledge regarding the Company, including its operations and industries, due to his longstanding service to the Board.	2001

*	Independent Directors under New York Stock Exchange (“NYSE”) listing standards.

Unless otherwise directed in a proxy that is properly and timely voted, the persons named as proxies in the accompanying proxy card will vote such proxies “FOR” the election of the above-named director nominees, each to serve for a term of one year and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. While it is contemplated that all nominees will stand for election, in the event any person nominated fails to stand for election, or is unable to serve or for good cause will not serve as a director, such proxies will be voted for such other person or persons as may be designated by the directors. Management has no reason to believe that any of the above-mentioned persons will not stand for election or serve as a director if elected.
Under Ohio law the nominees receiving the greatest number of votes “FOR” their election will be elected as directors. Common shares as to which the authority to vote is withheld and broker non-votes will not be counted toward the election of directors or toward the election of the individual nominees specified on the proxy and, assuming a quorum is present, will not have any effect on the election.
Your Board of Directors unanimously recommends a vote “FOR” each of the director nominees named above.

EXECUTIVE OFFICERS
The following persons are executive officers of the Company as of April 30, 2010. Our officers are elected annually by our Board and serve at the pleasure of the Board.
James A. McGrady, age 59, became our President and Chief Executive Officer effective February 1, 2009, and continues in the Chief Financial Officer and Treasurer positions he held since December 2002. He served as our Executive Vice President and Chief Financial Officer, Treasurer and Secretary from December 2002 until January 2009, and previously was the Chief Financial Officer, Treasurer and Secretary from July 2000 until December 2002. Mr. McGrady is also a Vice President of DSW. From 1986 until July 2000, Mr. McGrady served as Vice President and Treasurer of Big Lots, Inc.
Julia A. Davis, age 49, became our Executive Vice President, General Counsel and Chief Compliance Officer effective June 2006, and assumed the position of Secretary effective May 20, 2009. She has served as our Executive Vice President and General Counsel since January 2003. She also served as Executive Vice President, General Counsel and Secretary of DSW from July 2005 until April 10, 2006. Prior to joining the Company, Ms. Davis was a partner in the Columbus office of the law firm of Vorys, Sater, Seymour and Pease LLP, where she represented and advised national and regional retailers in a wide variety of legal matters.

OTHER DIRECTOR INFORMATION, COMMITTEES OF DIRECTORS AND CORPORATE GOVERNANCE INFORMATION
General
A total of thirteen meetings of the Board of Directors of the Company were held during the 2009 fiscal year. No director attended less than 75 percent of the aggregate of (i) the total number of meetings held by the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which that director served during the period each served as a director or as a committee member.
There are no family relationships among our directors and executive officers except that Messrs. Deshe and Diamond are each married to a sister of Mr. Schottenstein.
Corporate Governance Principles
In March 2004, the Board of Directors adopted Corporate Governance Principles that address Board structure, membership (including nominee qualifications), performance, operations and management oversight. A copy of the Corporate Governance Principles can be found at the Company’s corporate and investor website at www.retailventuresinc.com and is available in print (without charge) to any shareholder upon request by writing to Retail Ventures, Inc., Attention: Secretary, 4150 East 5th Avenue, Columbus, Ohio 43219.
The Company’s Corporate Governance Principles provide that all incumbent directors and director nominees are encouraged to attend the annual meeting of shareholders. Messrs. Schottenstein, Aaron, Sonnenberg, Ring, Weisman and Ms. Eveillard attended the annual meeting of shareholders in 2009.
In accordance with the Company’s Corporate Governance Guidelines and applicable NYSE listing standards, the Company’s non-management directors meet in regularly scheduled executive sessions (without management present). The non-management directors of the Company alternate as the chair of such executive sessions as deemed appropriate by such directors. In addition, the Company’s independent directors meet in executive session as appropriate matters for their consideration arise but, in any event, at least once a year.
Director Independence
Our director independence standards are set forth in our Corporate Governance Principles, a copy of which can be found at our corporate and investor website at www.retailventuresinc.com. The Corporate Governance Principles provide that a majority of the directors should be persons who have been affirmatively determined by the Board of Directors to be independent. A director will be designated as independent if he or she (i) has no material relationship with us or our subsidiaries; (ii) satisfies the other independence criteria specified by applicable NYSE listing standards; (iii) has no business conflict with us or our subsidiaries; and (iv) otherwise meets applicable independence criteria specified by law, regulation, exchange requirement or the Board of Directors. During its review of director independence for fiscal 2009, the Board considered whether there were any transactions, relationships or arrangements between the Company and any director or any member of his or her immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder). Mr. Sonnenberg’s service as a non-independent director of DSW was determined not to impair his independence related to us. As a result of this review, the Board of Directors affirmatively determined that the following persons had no such transactions, relationships or arrangements and qualified as independent under our director independence standards:
Henry L. Aaron
Elizabeth M. Eveillard
Lawrence J. Ring
Harvey L. Sonnenberg
James L. Weisman

The Board of Directors has a standing Nominating and Corporate Governance Committee, Compensation Committee and Audit Committee (each of which is comprised solely of independent directors).
Board’s Role in the Risk Management Process
Our Board and its committees play an important role in overseeing the identification, assessment and mitigation of risks that are material to us. In fulfilling this responsibility, the Board and its committees regularly consult with management to evaluate and, when appropriate, modify our risk management strategies. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed about such risks through committee reports.
DSW, our principal business operation, has adopted the concept of enterprise risk management (“ERM”). The DSW Board has charged DSW management with the responsibility of implementing an ERM program that will be completed in fiscal 2010. DSW’s CEO, who reports to the DSW Board of Directors, will be the sponsor of the ERM Program. Once fully implemented, management will provide an annual report to the DSW Board regarding the significant DSW risks and what DSW management is doing to mitigate that risk.
Additionally, our Audit Committee assists the Board in fulfilling its oversight responsibility relating to the performance of our system of internal controls, legal and regulatory compliance, our audit, accounting and financial reporting processes, and the evaluation of enterprise risk issues, particularly those risk issues not overseen by other committees. The Audit Committee also reviews periodically with our General Counsel legal matters that may have a material adverse impact on our financial statements, compliance with laws and any material reports received from regulatory agencies. Our Compensation Committee is responsible for overseeing the management of risks relating to our compensation programs. Our Nominating and Corporate Governance Committee manages risks associated with corporate governance and business conduct and ethics.
Nominating and Corporate Governance Committee
The members of the Nominating and Corporate Governance Committee are Messrs. Weisman (Chair), Sonnenberg and Ms. Eveillard, each of whom is independent in accordance with the applicable SEC rules and NYSE listing standards. A current copy of the Nominating and Corporate Governance Committee Charter, which was approved by the Board in September 2006, can be found on the Company’s corporate and investor website at www.retailventuresinc.com and is available in print (without charge) to any shareholder upon request.
The Nominating and Corporate Governance Committee met five times during the 2009 fiscal year. Its functions include assisting the Board in determining the desired qualifications of directors, identifying potential individuals meeting those qualification criteria, recommending to the Board a slate of nominees for election by the shareholders and reviewing candidates nominated by shareholders. In addition, the Nominating and Corporate Governance Committee reviews the Corporate Governance Principles, makes recommendations to the Board of Directors with respect to other corporate governance principles applicable to the Company, oversees the annual evaluation of the Board and committees of the Board, reviews management and Board succession plans and provides education for the Board.
The Nominating and Corporate Governance Committee meets to discuss, among other things, identification and evaluation of director candidates. Although there are no specific minimum qualifications that a director candidate must possess, candidates are identified and evaluated according to the qualification criteria set forth in the Board’s Corporate Governance Principles, which includes, among other attributes, such candidate’s independence, character, diversity, age, skills and experience. In considering diversity, the Nominating and Corporate Governance Committee may take into account various attributes, including background, skill set or viewpoint. In identifying potential candidates for Board membership, the Nominating and Corporate Governance Committee considers recommendations from the Board of Directors, shareholders and management. Pursuant to its charter, the Nominating and Corporate Governance Committee has the authority to retain consultants and search firms to assist in the process of identifying director candidates. No such consultants or search firms were retained during the 2009 fiscal year.

The Nominating and Corporate Governance Committee will consider nominees recommended by shareholders for the 2011 annual meeting of shareholders, provided that the names of such nominees are submitted in writing to the Company (Attn: James L. Weisman) not later than January 29, 2011. Each such submission must include: (a) as to the nominee, (i) name, age, business address and residence address; (ii) principal occupation or employment; (iii) the class and number of shares of the Company beneficially owned; and (iv) any other information relating to the nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and (b) as to the shareholder recommending the nominee, (i) name and record address; and (ii) the class and number of shares of the Company beneficially owned. Such recommendation shall be accompanied by a consent signed by the nominee evidencing a willingness to serve as a director, if nominated and elected, and a commitment by the nominee to meet personally with the Nominating and Corporate Governance Committee members.
Other than the submission requirements set forth above, there are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates a nominee for director based on whether the nominee is recommended by a shareholder.
The Nominating and Corporate Governance Committee also reviews all active litigation and other legal matters periodically with our General Counsel.
Compensation Committee
The members of the Compensation Committee are Ms. Eveillard (Chair) and Messrs. Sonnenberg, Ring and Weisman. Each member of the Compensation Committee is (1) an “independent director” as defined by Section 303A.00 of the NYSE listed company manual, (2) a “non-employee director” as defined by Rule 16b-3 under the Exchange Act and (3) an “outside director” as defined by Section 162(m) of the Internal Revenue Code of 1986, as amended.
A current copy of the Compensation Committee Charter, which was approved by the Board in September 2006, can be found on the Company’s corporate and investor website at www.retailventuresinc.com and is available in print (without charge) to any shareholder upon request.
The Compensation Committee met eight times during the 2009 fiscal year. The Compensation Committee’s functions include: (i) reviewing and approving on an annual basis the corporate goals and objectives with respect to compensation for the Chief Executive Officer; (ii) evaluating the Chief Executive Officer’s performance and, based upon these evaluations, setting the Chief Executive Officer’s annual compensation; (iii) reviewing the performance and approving the evaluation process and compensation structure of the Company’s other executive officers; (iv) making recommendations to the Board with respect to the Company’s incentive compensation, retirement and other benefit plans; (v) making administrative and compensations decisions under such plans; and (vi) recommending to the Board of Directors the compensation for non-employee Board members.
Additional information concerning the Compensation Committee’s processes and procedures for determining executive compensation is provided within the “Compensation Discussion and Analysis” section of this proxy statement.
Audit Committee
The Company has a standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act of 1934. The Audit Committee met eighteen times during the 2009 fiscal year. Additional information concerning the Audit Committee, including its members and a summary of its functions, is provided below under the caption “Audit Committee Report.”

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors and executive officers and persons who are beneficial owners of more than ten percent of the Company’s common shares to file reports of ownership and changes of ownership with the SEC and NYSE. The Company assists its directors and executive officers in completing and filing those reports. Based solely on a review of copies of those reports furnished to the Company and representations of the Company’s directors and officers that no other reports were required, the Company believes that all filing requirements applicable to our directors, executive officers and greater than ten percent beneficial owners were complied with during the last completed fiscal year.
Code of Ethics and Corporate Governance Information
The Company has adopted a code of ethics that applies to all of its directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and an additional code of ethics that applies to its senior financial officers. These codes of ethics, designated by the Company as the “Code of Conduct” and the “Code of Ethics for Senior Financial Officers,” respectively, can be found on the Company’s investor website at www.retailventuresinc.com and are available in print (without charge) to any shareholder upon request. The Company intends to disclose any amendment to, or waiver from, any applicable provision of the Code of Conduct or Code of Ethics for Senior Financial Officers (if such amendment or waiver relates to elements listed under Item 406(b) of Regulation S-K and applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions) by posting such information on the Company’s corporate and investor website at www.retailventuresinc.com.

AUDIT AND OTHER SERVICE FEES
The Audit Committee has adopted a policy under which audit and non-audit services to be rendered by the Company’s independent registered public accounting firm are pre-approved. The Audit Committee’s Pre-Approval Policy (the “Pre-Approval Policy”) can be found on the Company’s corporate and investor website at www.retailventuresinc.com. Prior to the engagement of the independent registered public accounting firm for any audit or permissible non-audit services, the engagement must be (1) pre-approved pursuant to the Pre-Approval Policy or (2) specifically approved by the Audit Committee. The Pre-Approval Policy is designed to assure that the provision of such services does not impair the independence of the Company’s independent registered public accounting firm and is summarized below.
•	Delegation — The Audit Committee may delegate pre-approval authority to one or more of its independent members provided that the members to whom such authority is delegated report any pre-approval decisions to the Audit Committee at its next meeting. The Audit Committee will not delegate to management its responsibilities to pre-approve services performed by the independent registered public accounting firm.

•	Audit Services — Annual audit, review and attestation engagement terms, conditions and fees are subject to the specific pre-approval by the Audit Committee. Any changes in the terms, conditions or fees resulting from changes in the scope of audit and audit-related services require the Audit Committee’s approval. The known or anticipated audit services to be performed by the independent registered public accounting firm in connection with its engagement are subject to the specific or general pre-approval of the Audit Committee.

•	Audit-Related Services — Audit-related services that are reasonably related to the audit or review of the Company’s financial statements and that do not impair the independence of the independent registered public accounting firm are subject to the specific or general pre-approval of the Audit Committee.

•	Tax Services — The Audit Committee believes that our independent registered public accounting firm can provide tax services to us such as tax compliance and certain tax advice without impairing its independence. In no event, however, will the independent registered public accounting firm be retained in connection with a transaction initially recommended by the independent registered public accounting firm, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations or similar regulations of other applicable jurisdictions.

•	Other Services — Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee.

•	Fees — Pre-approved fee levels for all services to be provided by the independent registered public accounting firm will be established periodically by the Audit Committee. Any proposed services exceeding these levels will require specific pre-approval of the Audit Committee. Each year the independent registered public accounting firm will provide the Audit Committee with an estimate of the fees for its anticipated services. Each quarter, the independent registered public accounting firm will provide the Audit Committee with a report of the audit, audit-related, tax and other services provided together with the actual fees incurred. Any changes to the estimate of services and fees will be discussed quarterly by the Audit Committee and, if necessary, revised.
No services were provided by the independent public accounting firm during the 2009 fiscal year that were approved by the Audit Committee under SEC Regulation S-X Section 2-01(c)(7)(i)(C) (which addresses certain services considered de minimus which may be approved by the Audit Committee after such services have been performed).

The following table sets forth the aggregate fees for professional services rendered by Deloitte & Touche LLP for each of the last two fiscal years of the Company.

	2009	2008

Audit fees (1)	$1,467,450	$1,949,000
Audit-related fees (2)	—	81,000
Tax fees	107,646	—
All other fees	—	—

Total	$1,575,096	$2,030,000

(1)	Includes services rendered for the audit of the Company’s annual financial statements, review of financial statements included in the Company’s quarterly reports on Form 10-Q, assessment of internal controls in the Company’s Annual Report on Form 10-K and other audit services normally provided by Deloitte & Touche LLP in connection with statutory and regulatory filings or engagements.

(2)	Includes assurance and related services reasonably related to the performance of the audit or review of the Company’s financial statements not reported as “audit fees.”

AUDIT COMMITTEE REPORT
The members of our Audit Committee are Messrs. Sonnenberg (Chair), Ring, Weisman and Ms. Eveillard. The Board of Directors has determined that each member is independent and financially literate in accordance with the applicable SEC rules and NYSE listing standards. The Board of Directors has also determined that our Audit Committee’s Chair, Harvey L. Sonnenberg, qualifies as an audit committee financial expert as such term is defined by the SEC under Item 407(d) of Regulation S-K. Although our Board of Directors has determined that Mr. Sonnenberg is a financial expert as defined under SEC rules, his responsibilities are the same as those of the other Audit Committee members. No member of the Audit Committee is currently serving on the audit committees of more than three public companies.
The Audit Committee operates under a written charter, which is available on the Company’s corporate and investor website at www.retailventuresinc.com and is available in print (without charge) to any shareholder upon request. Under the charter, the Audit Committee’s responsibilities include, among other items:
•	Review of the Company’s annual financial statements to be included in its Annual Report on Form 10-K and recommend to the Board of Directors whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K;

•	Review of the Company’s quarterly financial statements to be included in its Quarterly Reports on Form 10-Q;

•	Oversight of the Company’s relationship with its independent registered public accounting firm, including:
•	Appointment, compensation, retention, termination and oversight of the work of the independent registered public accounting firm; and

•	Pre-approval of all auditing services and permitted non-audit services by the independent registered public accounting firm;
•	Oversight of the Company’s internal controls;

•	Oversight of the review and response to complaints made to the Company regarding accounting, internal accounting controls and auditing matters;

•	Assuring compliance with legal and regulatory requirements;

•	Oversight of the Company’s internal audit function; and

•	Review and approval of related party transactions.
The Company’s management is responsible for the Company’s internal controls and preparing its consolidated financial statements. The Company’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an independent audit of the consolidated financial statements and issuing a report thereon. Its audit is performed in accordance with the standards of the Public Company Accounting Oversight Board. The Audit Committee is responsible for overseeing the conduct of these activities. In performing its oversight function, the Audit Committee relies, without independent verification, on the information provided to it and on representations made by the Company’s management and its independent registered public accounting firm.
In conducting its oversight function, the Audit Committee discusses with the Company’s internal auditors and independent registered public accounting firm, with and without management present, the overall scope and plans for their respective audits. The Audit Committee also reviews the Company’s programs and key initiatives to design, implement and maintain effective internal controls over financial reporting and disclosure controls.

The Audit Committee has the sole discretion, in its areas of responsibility and at the Company’s expense, to engage independent advisors as it deems appropriate and to approve the fees and retention terms of such advisors.
The Audit Committee meets with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their respective audits, the evaluations of the Company’s internal controls and the overall quality of its financial reporting. The Audit Committee has reviewed and discussed with management and Deloitte & Touche LLP the audited financial statements for the fiscal year ended January 30, 2010. The Audit Committee also reviewed and discussed with Deloitte & Touche LLP its report on the Company’s annual financial statements.
The Audit Committee discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 114 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received from Deloitte & Touche LLP the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.
Based on its review of the audited consolidated financial statements and the discussions with management and Deloitte & Touche LLP referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, the inclusion of the audited financial statements for the fiscal year ended January 30, 2010, in our Annual Report on Form 10-K for filing with the Securities and Exchange Commission.
Respectfully submitted,
Audit Committee
Harvey L. Sonnenberg, Chair
Elizabeth M. Eveillard
Lawrence J. Ring
James L. Weisman

COMPENSATION DISCUSSION AND ANALYSIS
Overview of the Compensation Committee of the Board
The Compensation Committee of Retail Ventures (in this section the “Committee”) is comprised of four independent non-employee directors. The Committee sets the principles and strategies that serve to guide the design of the compensation programs of the Company’s named executive officers (“NEOs”). The Committee annually evaluates the performance of the CEO, Mr. McGrady, and the other NEO, Ms. Davis. Taking their performance evaluations into consideration and other factors as set forth below, the Committee then approves their compensation levels, including equity-based awards. The Committee has retained an independent compensation consultant to assist it with its responsibilities. The compensation consultant reports directly to the Committee. The Committee is regularly provided briefing materials proposed by management and the independent consultant. The Committee periodically meets in executive session with its independent consultant with and without members of management present, and reports to the Board of Directors on its actions.
Business Context for Compensation Decisions in Fiscal Year 2009
On April 21, 2009 the Company disposed of Filene’s Basement, Inc. and certain related entities (“Filene’s Basement”), which filed for bankruptcy protection on May 4, 2009. The Company then focused its attention on work relating to the June sale of certain assets of Filene’s Basement to SYL LLC, a subsidiary of Syms Corp (“Syms”), the continuing corporate shared services being provided to Filene’s Basement and Syms to support each entity, and the achievement of a settlement agreement with Filene’s Basement, which settlement agreement was approved by the bankruptcy court on November 3, 2009. The Company had previously disposed of an 81% ownership interest in its Value City Department Stores business in fiscal 2008, prior to Value City Department Stores filing for bankruptcy protection on October 26, 2008.
Following the disposition of its Value City and Filene’s Basement businesses, the Company is a holding company and all of its operations are conducted through its subsidiary, DSW Inc. As a result, the Company is reviewing strategic alternatives to maximize value for its shareholders, as well as its available options to the extent it may become necessary, to manage and enhance its liquidity position pending the realization of such strategic alternatives. RVI’s efforts to enhance liquidity have included, but are not limited to, the January 15, 2010 sale to DSW of 320,000 Class B Common Shares, without par value, held by RVI of DSW for an aggregate amount of $8.0 million. This transaction will not eliminate RVI’s need to continue to review available additional options to manage and enhance its liquidity.
Because of the reduced scope of responsibilities for Company officers, the Company restructured the Company officer profile such that the position of CEO was combined with the position of CFO, held by Mr. McGrady; and the position of General Counsel assumed responsibility for all executive responsibilities not carried out by the CEO/CFO, including, but not limited to, various administrative, human resource and management responsibilities for the Company.
The Committee has approached compensation decisions in fiscal 2009 in the context of a desire to retain Mr. McGrady and Ms. Davis for ongoing management and strategic review at the Company.

Historical and Current Components of Executive Compensation and the Design of NEO Compensation Programs

Primary Objective	Influence Our Ability To:
Pay competitively	Retain outstanding executives.

Pay for performance	Motivate executives to achieve our business and strategic goals.

Design compensation programs that support the Company’s businesses with emphasis on critical short-term objectives and retention as well as incentives for establishing long-term shareholder value.	Establish goals that reflect long-term shareholder value.
Because of the changes in the Company’s organization, its relationship to DSW, and the Value City and Filene’s Basement transactions, the Committee sought to manage compensation comparisons for a reduced-size organization so as to minimize disruption and retain qualified NEOs. Following the significant restructuring of NEO positions in fiscal 2009, the Committee modified the compensation for Mr. McGrady, who assumed the CEO position in addition to his CFO position, recognizing his additional responsibilities and providing for his retention. The Committee examined the unusual business context presented by the disposition of first Value City and then Filene’s Basement and the need for ongoing strategic review and determined that the modified compensation provided to the NEO was reasonable and appropriate.
The NEOs’ compensation in the past has generally been established pursuant to individual employment agreements, and has included a base salary, a bonus opportunity, SARs and, in certain cases, RSUs. As discussed below, for fiscal 2009, the Committee determined that a target bonus is not feasible and has instead provided retention incentives to the current NEOs.
The following elements have comprised the Company’s compensation programs for NEOs and represents methods of compensation for the two remaining NEOs:
•	Base Salaries: Competitive base salaries have been established at or above median to help balance overall total cash compensation due to the absence of an automatic program of annual long-term equity grants for the two remaining NEOs. When approving base salaries, the Committee considered many factors, including total compensation, the scope of responsibilities, years of experience, the competitive marketplace and the proven performance of the executive.

•	Long-Term Equity and Equity-Related Incentives: To align the interests of management with long-term shareholder interests, the Committee provides long-term incentives to NEOs. The Committee administers the Company’s equity incentive plans and has the authority, in its discretion, to decide who will receive awards.

The Company has a Second Amended and Restated 1991 Stock Option Plan (the “1991 Plan”) that provided for the grant of options to purchase up to 4,000,000 common shares. Such stock option grants were generally exercisable 20% per year on a cumulative basis and remain exercisable for a period of ten years from the date of grant. No further awards are being granted under the 1991 Plan, and one current NEO has 30,000 outstanding options under the 1991 Plan.

The Company has a Second Amended and Restated 2000 Stock Incentive Plan (the “2000 Plan”) that provides for the issuance of awards to purchase up to 13,000,000 common shares to management, key employees of the Company and affiliates, consultants and directors of the Company. The 2000 Plan was originally approved by shareholders on August 29, 2001. The 2000 Plan provides for the issuance of stock options, SARs, restricted stock, performance units and performance shares. Stock options granted to NEOs and others generally vest 20% per year on a cumulative basis and remain exercisable for a period of ten years from the date of grant. Unless provided otherwise in the award agreements, all outstanding options granted under the Company’s equity incentive plans will become immediately exercisable in the event of a change in control, as defined in the 2000 Plan.

The Company has no requirement for NEOs to own RVI common shares. The Committee believes that the long-term equity and equity-related incentives created for the NEOs appropriately aligns their interests with those of the shareholders. The Company does have an Insider Trading Policy that prohibits insider trading and requires Company pre-clearance of trading in the common shares of the Company or the DSW Class A Shares.

The Company does not have an ongoing, annual program of granting long-term equity or equity-related incentives. Instead, long-term equity incentives are included in the annual evaluation of compensation, to determine if the Committee’s described compensation objectives for NEOs are being met or require additional grants to achieve those objectives. In addition, the Committee responds to requests by management for grants for purposes of retention. The long-term equity incentives granted to NEOs are typically in the form of stock options, standard or performance-based SARs, shares of restricted stock and RSUs. The long-term equity incentives are designed to reward NEOs for increasing long-term shareholder value, provide a competitive total compensation and to retain the NEOs at the Company. With respect to stock options and SARs, the exercise price is determined by the share price on the date of the grant. RSUs are granted to provide an additional mix of equity value in a compensation package, and to enhance the retention aspects of an NEO’s total compensation. RSUs are not granted pursuant to the 2000 Plan, although terms in the 2000 Plan that may be applicable to the RSUs are applied to those RSUs. RSUs have no voting or dividend rights and can be exercised only for cash. The Committee reviews the degree to which past awards have been earned and retired, and considers future awards based on driving additional shareholder value and providing fair compensation for future performance.

The Committee provides grants of RSUs for the purpose of providing incentives for executives to remain with the Company because these grants have intrinsic value from the date of grant. The value of RSUs also increases with increases in stock price, but RSUs are typically granted in much smaller amounts than SARs because of the total value imparted in a grant of RSUs. The Committee believes a mix of SARs and RSUs provides optimal benefit for the Company at this time.

Historically, the Company settled SARS in cash, primarily due to restrictions imposed by the Company’s credit facilities and other dilution considerations. Beginning in fiscal year 2003, the Company issued SARs, subject to the applicable terms of the 2000 Plan. Some of these SARs are subject to an Option Price Protection Provision (“OPPP”) and are awarded at the greater of market value or $4.50 per share and are subject to a vesting schedule. The OPPP provides that the issuance of any options to replace the SARs is contingent and entirely at the discretion of the Company. This was done because stock options were not available to be awarded due to loan-related restrictions on the issuance of stock options and other dilution considerations. Currently, the Company’s intention is to settle all future exercises of SARs granted under the 2000 Plan in the form of common shares, unless prohibited by the individual’s award agreement. The OPPP does not apply once SARs are actually exercised.

Beginning in fiscal year 2004, the Company issued RSUs to several NEOs. The RSUs do not have voting or dividend rights and may be settled only in cash. On the date of vesting of any RSUs, the Company pays cash to the holder in an amount equal to the fair market value, as defined in the Company’s 2000 Plan, of a share of Company common stock.

DSW has a 2005 Equity Incentive Plan that provides for the issuance of options to purchase up to 7,600,000 DSW Class A Shares or the issuance of stock units to management, key employees of DSW and affiliates, consultants, and directors of DSW. Stock options generally vest 20% per year on a cumulative basis and remain exercisable for a period of ten years from the date of grant. The DSW Compensation Committee and Board of Directors, which act independently of the Company, have granted DSW stock options to some of the Company’s NEOs based on their efforts in connection with the DSW IPO and past and ongoing services performed for DSW.
Other forms of compensation:
Benefits
The Company offers health and welfare plans to the two NEOs consistent with those accorded to other employees including medical, life, dental and disability coverage as well as a qualified 401(k) retirement savings opportunity, all at the election and contribution of the NEO. The Company permits 401(k) contributions up to $15,500, and for NEOs that qualify by age, an additional $5,000 unmatched catch-up contributions for a total of $20,500, which is the limit established by the IRS for 2009. The Company historically provided a 100% match of contributions which did not exceed 3% of pay and a 50% company match of contributions from 3% to 5% of pay, but made the decision for fiscal 2009 to suspend the company match of contributions to align the two NEOs benefits with those offered to other employees to achieve savings for the Company. In fiscal 2010, the Company made the decision to restore the company match of contributions. The Company does not provide supplemental retirement plans, deferred compensation plans or special life insurance policies for the NEOs.
Perquisites
The two NEOs each receive a car allowance and fuel reimbursement benefit. The Committee believes that the allowances and tax gross-ups incorporated into the allowances are in line with general industry practice for similar allowances provided to NEOs by competing retail organizations.
Benchmarking Executive Compensation Competitiveness
The Committee retained an independent executive compensation consulting firm, Watson Wyatt Worldwide Inc. (“Watson Wyatt”), to advise it on all elements of NEO compensation including base salary, short-term incentives and long-term equity compensation. The firm is independent from the Company. For the Committee’s fiscal 2009 compensation decisions, the Committee asked Watson Wyatt to review appropriate data as a basis for guidance as to the competitiveness and fairness of the decisions it made regarding the NEOs fiscal 2009 compensation packages. Specifically, Watson Wyatt benchmarked the General Counsel’s retention payment and compensation package against (1) the comparable positions from published survey data from Mercer and Watson Wyatt, compared to the retail industry and RVI’s revenue size; (2) proprietary and other information regarding retention award programs provided to executives at companies involved in bankruptcy or restructuring; and (3) total compensation for high-ranking officers at smaller revenue companies.
Agreements with Key Executives
CEO and CFO Jim McGrady
Mr. McGrady entered into an employment agreement with the Company effective June 21, 2000, with an initial term ending June 21, 2003. Mr. McGrady’s employment agreement extends automatically for successive 12-month periods unless either party notifies the other of an intent to terminate, in writing, at least 60 calendar days prior to the date of automatic extension. The agreement provided for a minimum annual salary of $300,000 and a bonus, if Board-approved, of at least 40 percent of Mr. McGrady’s base salary if predetermined performance measures set annually are met. Mr. McGrady’s base salary has been increased over the years and Mr. McGrady’s bonus at target was later increased to 50 percent of base salary and included a minimum threshold bonus opportunity at 25 percent of base salary and a maximum bonus opportunity of 100 percent of base salary. As discussed below, pursuant to an amendment to Mr. McGrady’s employment agreement, Mr. McGrady’s annual base salary was reduced to $200,000 effective June 22, 2008. Mr. McGrady’s agreement provides for his participation in the 401(k) plan and welfare benefit plans of the Company at a level commensurate with his title and position. The agreement also provides for a car allowance and fuel card.

The Company may terminate the employment agreement during its term, for any reason, upon 30 days written notice to Mr. McGrady, and may, in its sole discretion, require Mr. McGrady to cease active employment immediately. In the event of such a termination (other than termination for “cause”), Mr. McGrady shall be entitled to: (i) severance pay in the form of base salary for 12 months, subject to certain provisos; (ii) payment of any incentive bonus declared, but unpaid, if he has been employed the full fiscal year prior to the date of termination; and (iii) continuation of his health coverage for 12 months under the same terms as provided to other Company executives, subject to certain provisions.
If the Company terminates Mr. McGrady’s employment for “cause,” the Company’s obligations under the employment agreement cease on Mr. McGrady’s last day of active employment, except that the Company shall pay to Mr. McGrady: (i) any unpaid portion of his salary earned to the date of termination; (ii) any unpaid, declared bonus; and (iii) any unpaid business expenses properly incurred by Mr. McGrady under the employment agreement prior to termination.
Either the Company or Mr. McGrady may terminate the agreement at the end of its term or any extension thereof, or Mr. McGrady may voluntarily terminate his employment with the Company, by giving 60 calendar days written notice. In the event of any such termination, the Company shall have no further obligations to Mr. McGrady under the agreement, except that the Company shall pay to Mr. McGrady (i) any unpaid portion of his salary earned to the date of termination, and (ii) any unpaid, declared bonus, together with any unpaid business expenses properly incurred by Mr. McGrady under the agreement prior to termination.
Effective June 22, 2008, the Company and Mr. McGrady entered into an amendment to his June 21, 2000 employment agreement. Special compensation arrangements include an annual base salary of $200,000 and special retention payments consisting of two $200,000 payments made in fiscal 2009. In addition, monthly retention payments of $10,000 are being paid over a 54 month period commencing on February 1, 2009 through and including July 1, 2013. If Mr. McGrady is terminated pursuant to Section 5.3 of his employment agreement, the monthly retention continues and will not be affected by the termination. As a condition to receiving these retention payments, upon the termination of Mr. McGrady’s employment and if requested by the Company, Mr. McGrady will enter into a mutually agreeable consulting agreement with the Company for a period up to and including July 31, 2013 provided, however, that the terms of such consulting agreement shall not cause Mr. McGrady’s termination to fail to qualify as a “separation from service” within the meaning of Section 409A of the Internal revenue Code of 1986, as amended (“Section 409A”).
Effective February 1, 2009, Mr. McGrady was appointed Chief Executive Officer and President of the Company. He also retains the Chief Financial Officer responsibilities.
General Counsel Julia Davis
Ms. Davis entered into an employment agreement with the Company effective as of April 29, 2004. The agreement provided for an annual salary of $260,000 and a cash bonus of 50% of her base salary if Board-approved predetermined performance measures set annually are met with a minimum annual threshold bonus potential of 25 percent of base salary and a maximum annual bonus potential of 100 percent of base salary. In addition, for each year Ms. Davis’ annual salary is less than $300,000, she will receive a minimum guaranteed bonus to raise her salary to $300,000. The agreement also provides for Ms. Davis’ participation in the 401(k) plan or welfare benefit plans of the Company at a level commensurate with her title and position. The agreement also provides for a car allowance and fuel card.
If the Company terminates Ms. Davis’ employment for “cause,” or if Ms. Davis voluntarily terminates her employment with the Company, the Company shall pay to Ms. Davis: (i) the unpaid base salary Ms. Davis earned to the date of termination; (ii) any unpaid cash incentive bonus earned for the fiscal year that ends before the fiscal year during which such termination occurs; (iii) equity incentives to which Ms. Davis is entitled under the 2000 Plan and the applicable stock option and RSU agreements; and (iv) any rights accruing to Ms. Davis under any applicable employee benefit plan, fund or program.

If the Company terminates Ms. Davis’ employment “without cause,” Ms. Davis will be entitled to: (i) her base salary for 12 months beginning on the date of termination; (ii) reimbursement for the cost of maintaining continuing health coverage for a period of no more than 12 months following the date of termination, subject to certain provisos; (iii) the pro rata share of any cash incentive bonus that she would have otherwise received for the year of termination had she not been terminated; (iv) exercise any outstanding stock options that are vested on the date of termination and those that would have vested during the one year following the effective date of termination, in each case subject to the terms of the 2000 Plan and any applicable agreement thereunder; and (v) any rights accruing to her under any applicable employee benefit plan, fund or program.
Covenants Applicable to all Key Executives
The executives listed above have in their employment agreements the following obligations: non-competition, for the period of post-termination benefits or one year, whichever is longer; non-solicitation, for a period of two years; non-interference with company business, for a period of two years; confidentiality; nondisparagement; and cooperation, for an ongoing period of time.
Fiscal Year 2009 NEO Compensation Decisions and Rationale
The Committee had previously assembled pay packages for its CEO, Mr. McGrady and General Counsel, Ms. Davis, deemed, at the time, sufficient to attract and retain these individuals.
At the beginning of fiscal 2009, the Committee discussed with both Mr. McGrady and Ms. Davis whether their current compensation, without the opportunity for incentive compensation in fiscal 2009, was appropriate to retain them through the end of the fiscal year. The Committee also reviewed the analysis supplied by the independent compensation consultant. Based on this and on its view of the personal performance and the attainment of specific goals by the NEOs, the Committee discussed and analyzed the various alternatives with its independent compensation consultant and in subsequent meetings voted to implement compensation decisions for the NEOs. These fiscal year 2009 decisions were set forth in the Company’s 2009 Proxy Statement Compensation Discussion and Analysis, and are repeated below to assist a full understanding of the NEOs current compensation.
Decision to Not Modify Mr. McGrady’s Compensation
The Committee took action in 2008 to retain Mr. McGrady in the context of revised corporate opportunities and challenges and the difficult economic environment. The action amended Mr. McGrady’s employment agreement effective June 22, 2008 to reduce his annual base salary to $200,000 but provided for a series of retention payments of $200,000 on or before July 18, 2008, $200,000 on or before January 2, 2009 and additional retention payments of $10,000 per month for a 54-month period commencing on February 1, 2009 through and including July 1, 2013. As a condition to receiving these retention payments, upon the termination of employment and if requested by the Company, Mr. McGrady agreed to enter into a mutually agreeable consulting agreement with the Company for a period up to and including July 31, 2013. The Committee determined, in consultation with Mr. McGrady and its independent compensation consultant, that this reduced salary and retention payment program was fair in comparison to Mr. McGrady’s historical pay levels and competitive market data and that it provided the appropriate incentive for Mr. McGrady to remain in his position. The Committee determined that the retention of Mr. McGrady for these purposes was critical for continuing, non-disruptive leadership of the Company’s strategic review of Filene’s Basement and the continuation of other strategic corporate projects.
Effective February 1, 2009 Mr. McGrady was appointed Chief Executive Officer and President of the Company, retaining his Chief Financial Officer responsibilities, with no change to the modified compensation arrangement described above.

The Committee determined that it was in the Company’s best interest to retain Mr. McGrady, for the following reasons: his considerable experience and knowledge of Company business history and financial and other matters and the need for, and value of, such specific experience and knowledge in the wake of the disposition of the Value City and the then intended disposition of the Filene’s Basement business and the need for his subsequent oversight of transition issues related to these transactions and leadership with subsequent corporate strategies to be developed; his strong performance and demonstrated proficiency in all of his designated responsibilities; the potential need for Mr. McGrady to assume the responsibilities of the CEO, which decision was subsequently formalized by the Company’s Board of Directors. The Committee determined that the compensation it approved for the CFO, described on pages 22-23, was consistent with competitive market data for the compensation and retention of a CFO with amended and augmented responsibilities, particularly considering that (a) his annual compensation was reduced with the suspension of the fiscal 2009 401(k) Company Matching Contribution; (b) he voluntarily declined his earned incentive compensation for fiscal 2008 based on the difficult economic environment; and (c) there was no other short-term or long-term incentive compensation expected to be provided for fiscal year 2009. The Committee determined in both fiscal 2008 at the time of his employment agreement amendment and in fiscal 2009, when it did not approve any increase in his compensation, that Mr. McGrady’s compensation was supported by the developed recommendations of its independent compensation consultant and was appropriate to achieve the goal of retaining Mr. McGrady.
Suspending the Fiscal 2009 401(k) Company Matching Contribution
In May, 2009 the Committee ratified the Company’s decision to suspend the fiscal 2009 match of 401(k) contributions, which reduced the compensation of the Company NEOs by the amount of such match. The Committee determined that this approach was fair and equitable given the Company’s decision to create savings by suspending the match as to all Retail Ventures Services and Filene’s Basement employees.
No Increase to Fiscal 2009 Base Salaries
In March, 2009 the Committee determined, in consultation with its NEOs and its independent compensation consultant, that in light of the difficult economic environment and the restructured responsibilities of the NEOs, there would be no increases in the base salaries of the NEOs for fiscal 2009.
Deciding to Not Establish a Fiscal Year 2009 Cash Incentive Program
In March, 2009 the Committee determined, in consultation with its NEOs and its independent compensation consultant, that the ongoing corporate affairs and strategic initiatives of the Company did not lend themselves to the creation of feasible measurable performance goals for the NEOs for fiscal 2009. The Committee determined, after meeting with Mr. McGrady and Ms. Davis, that the lack of an incentive program for fiscal 2009 would not negatively affect retention of Mr. McGrady and Ms. Davis given the Committee’s actions in fiscal 2008 and 2009 to provide retention payments to these NEOs.
Grant of Retention Payment
In May, 2009 the Committee took action designed to retain the General Counsel in the context of her revised and expanded responsibilities, revised corporate opportunities and challenges in a difficult economic environment. The General Counsel’s responsibilities were revised in that following the disposition of the two operating subsidiaries Value City and Filene’s Basement, she no longer had responsibility for their legal matters or operations, but instead assumed responsibilities relating to the continuing transition issues related to such transactions and for subsequent corporate strategies. In the wake of the elimination of the other Company NEO positions, the General Counsel’s responsibilities were expanded to include all executive responsibilities not carried out by the CEO/CFO, including but not limited to various administrative, human resource and management responsibilities for the Company.

The Committee granted Ms. Davis a retention payment of $120,000, to be paid on the earlier of (1) January 31, 2010 upon condition of her continued employment through that date or (2) her voluntary separation of employment from the Company, provided that the timing of such separation of employment is approved and agreed upon by the Committee or (3) her termination “without cause” as that termination is defined in her employment agreement. The Committee determined, in consultation with Ms. Davis and its independent compensation consultant, that this retention payment program was reasonable and fair in comparison to Ms. Davis’s historical pay levels, that it did not elevate Ms. Davis’s compensation above a competitive range and that it provided the appropriate incentive for Ms. Davis to remain in her position. The Committee determined that the retention of Ms. Davis for these purposes was critical for continuing, non-disruptive leadership of the Company’s transition following the disposition of Value City and Filene’s Basement and the continuation of other strategic corporate projects. Specifically, the Committee determined that it was in the Company’s best interest to retain the General Counsel, for the following reasons: the General Counsel’s considerable experience and knowledge of Company business history, legal and other matters, facts and circumstances, and the need for and value of such specific experience and knowledge in the wake of the disposition of the Value City and Filene’s Basement businesses and the need for her subsequent oversight of transition issues related to these transactions and for subsequent corporate strategies to be developed. Further, the General Counsel’s strong performance and demonstrated proficiency in all of her designated responsibilities; the need for the General Counsel to assume all executive responsibilities not carried out by the CEO/CFO, including but not limited to various administrative, human resource and management responsibilities for the Company. The Committee determined that the fiscal 2009 compensation it approved for the General Counsel was consistent with competitive market data for the compensation and retention of a General Counsel with amended and augmented responsibilities, particularly considering that (a) her annual compensation was reduced with the suspension of the fiscal 2009 401(k) Company Matching Contribution; (b) she voluntarily declined her earned incentive compensation for fiscal 2008 based on the difficult economic environment; (c) there was no other compensation increase provided for fiscal 2009, based on the difficult economic environment; and (d) there was no other short-term or long-term incentive compensation provided for fiscal 2009. The Committee determined that Ms Davis’s fiscal 2009 compensation was reasonable, fair, supported by the developed recommendations of its independent compensation consultant and was appropriate to achieve the goal of retaining the General Counsel.
Appropriateness of NEO Compensation Design and Outcomes
In its components and in total, the Committee concluded that each NEO’s compensation is fair, reasonable and appropriate and received support for this conclusion from the analysis and guidance provided by its independent compensation consultant and from its discussions with the NEOs. Through the process of its annual approval of incentive compensation and periodic equity and retention payment grants, and as specifically explained above, the Committee maintains control over each NEO’s compensation plan and ensures that it is consistent with the interests of shareholders.
Compliance with Section 409A
In 2004, Section 409A was added to the Internal Revenue Code, which created new rules for amounts deferred under “nonqualified deferred compensation plans.” Section 409A includes a broad definition of nonqualified deferred compensation plans that applies to various of the Company’s equity and bonus plans and employment agreements. Payments of nonqualified deferred compensation that is subject to Section 409A are subject to a 20 percent excise tax if the terms of the plan or agreement do not comply with the requirements of Section 409A. All plans and agreements that provide for nonqualified deferred compensation were required to be amended to be in documentary compliance with the requirements of Section 409A by no later than December 31, 2008. During fiscal 2008 the Company reviewed and amended its plans and agreements that provide for nonqualified deferred compensation to comply with, or be exempt from, these requirements, as applicable.

THE COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on the Compensation Committee’s review and discussion with management, the Compensation Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K for fiscal 2009.
Respectfully submitted,
Compensation Committee
Elizabeth M. Eveillard, Chair
Lawrence J. Ring
Harvey L. Sonnenberg
James L. Weisman

COMPENSATION OF MANAGEMENT
The following table summarizes compensation awarded or paid to, or earned by, each of the named executive officers (“NEOs”) during the Company’s 2009, 2008 and 2007 fiscal years. The Company follows a 52/53-week fiscal year that ends on the Saturday nearest to January 31 in each year. Fiscal years 2009, 2008 and 2007 consisted of 52 weeks.
SUMMARY COMPENSATION TABLE FOR FISCAL YEAR 2009

									Non-Equity
						Stock	Option		Incentive Plan		All Other
Name and	Fiscal	Salary		Bonus		Award(s)	Award(s)		Compensation		Compensation		Total
Principal Position	Year	($)		($)		($)(1)	($)(1)		($)		($)(2)		($)
Jay L. Schottenstein	2009	$750,000	(3)	$250,000	(4)	None	None		None		None		$1,000,000
Chairman	2008	$750,000	(3)	None		None	$537,321	(5)	None		$1,082		$1,288,403
	2007	$750,015	(3)	None		None	$957,636	(5)	None		$4,316		$1,711,967
James A. McGrady	2009	$200,000		None		None	None		None		$141,567	(7)	$341,567
Chief Executive Officer,	2008	$328,462		None		None	None		$0	(6)	$430,107	(7)	$758,569
President, Chief Financial	2007	$522,692		$150,000	(6)	None	None		None		$30,132		$702,824
Officer and Treasurer
Julia A. Davis	2009	$360,000		None		None	None		None		$27,714		$387,714
Executive Vice President	2008	$357,692		None		None	None		$0	(7)	$31,284		$388,976
and General Counsel	2007	$341,923		$150,000	(8)	$242,220	None		None		$29,602		$763,745
and Secretary

(1)	Represents the dollar amount recognized for financial statement reporting purposes with respect to fiscal years 2009, 2008 and 2007 for stock awards and option awards granted to each of the NEOs, in 2009, 2008 and 2007, in accordance with ASC 718. For additional information on the valuation assumptions, refer to Note 4, Stock Based Compensation, in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended January 30, 2010 as filed with the SEC on April 14, 2010. See the Grants of Plan-Based Awards Table for information on awards made in fiscal year 2009. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by each of the NEOs.

(2)	The amounts shown in this column are comprised of the items set forth in the following table:

						Life
						Insurance
		Cash	Car			Premiums/	401(k)
	Fiscal	Perquisite	Allowance/	Country	Tax	Executive	Matching		Retention
Name	Year	Allowance	Fuel Card	Club	Gross-up	Physicals	Contributions	Severance	Payments	Total
Jay L. Schottenstein	2009
	2008						$1,082			$1,082
	2007						$4,316			$4,316
James A. McGrady	2009		$20,445			$384	$738		$120,000	$141,567
	2008		$20,890			$536	$8,681		$400,000	$430,107
	2007		$20,906			$780	$8,446			$30,132
Julia A. Davis	2009		$25,915			$691	$1,108			$27,714
	2008		$20,880			$604	$9,800			$31,284
	2007		$20,508			$533	$8,561			$29,602

(3)	Includes the amounts of $500,000, $500,000, and $500,015, which represents the salary paid to Mr. Schottenstein directly by DSW in fiscal year 2009, fiscal year 2008 and fiscal year 2007, respectively, for service as DSW’s Chief Executive Officer and Chairman.

(4)	Represents a bonus granted to Mr. Schottenstein by DSW for service as DSW’s Chief Executive Officer and chairman.

(5)	Represents option awards granted to Mr. Schottenstein by DSW for service as DSW’s Chief Executive Officer and chairman, which are exercisable for DSW Class A Shares.

(6)	Under the Company’s annual incentive plan, Mr. McGrady earned a cash incentive award of $20,036 for fiscal year 2008. However, Mr. McGrady declined receipt of the $20,036 incentive award for fiscal year 2008. In addition, Mr. McGrady was granted a discretionary cash bonus of $150,000 for fiscal year 2007.

(7)	For fiscal years 2009 and 2008, includes total retention payments made to Mr. McGrady pursuant to the terms of the June 2008 amendment to his employment agreement.

(8)	Under the Company’s annual incentive plan, Ms. Davis earned a cash incentive award of $21,960 for fiscal year 2008. However, Ms. Davis declined receipt of the $21,960 incentive award for fiscal year 2008. In addition, Ms. Davis was granted a discretionary cash bonus of $150,000 for fiscal year 2007.
FISCAL YEAR 2009 GRANTS OF PLAN-BASED AWARDS (1)
Estimated Possible Payouts Under
Non-Equity Incentive Plan Awards

All
					Other			Grant
					Stock	All Other		Date Fair
					Awards:	Option	Exercise	Value of
					Number	Awards	or Base	Stock
					of Shares	Number of	Price of	and
					of Stock	Securities	Option	Option
		Threshold	Target	Maximum	or Units	Underlying	Awards	Awards
Name	Grant Date	($)	($)	($)	(#)	Options (#)	($/Sh)	($)
Jay L. Schottenstein	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
James A. McGrady	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Julia A. Davis	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)	The Company did not establish an incentive award plan for fiscal 2009.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2009

Option Awards							Stock Awards
										Equity
										Incentive
										Plan
									Equity	Awards:
									Incentive	Market or
									Plan	Payout
									Awards:	Value or
									Number of	Unearned
	Number of		Number of				Number of	Market	Unearned	Shares,
	Securities		Securities				Shares or	Value of	Shares,	Units, or
	Underlying		Underlying				Units of	Shares or	Units, or	Other
	Unexercised		Unexercised		Option		Stock That	Units of	Other	Rights That
	Options		Options		Exercise	Option	Have Not	Stock That	Rights That	Have Not
	(#)		(#)		Price	Expiration	Vested	Have Not	Have Not	Vested
Name	Exercisable		Unexercisable		($)	Date	(#)	Vested ($)	Vested (#)	($)
Jay L. Schottenstein	25,020	(1)	16,680	(1)	$27.80	09/07/16
	21,560	(1)	32,340	(1)	$42.88	04/05/17
	18,680	(1)	74,720	(1)	$12.92	04/03/18
James A. McGrady	30,000	(2)			$9.94	08/09/10
	5,000	(2)			$4.48	08/29/11
	216,000	(2)			$4.50	02/03/12
	16,000	(1)	4,000	(1)	$19.00	06/28/15
	40,000	(3)			$14.33	03/29/16
Julia A. Davis	24,000	(2)			$1.63	03/14/13
	12,000	(1)	3,000	(1)	$19.00	06/28/15
	30,000	(3)			$14.33	03/29/16

(1)	DSW Class A Common Shares issued by the DSW Board of Directors to the NEO that vest over five years on each of the first five anniversaries of the grant date and have a term of ten years.

(2)	Stock options issued to the NEO that vest over five years on each of the first five anniversaries of the grant date and have a term of ten years.

(3)	SARs issued to the NEO that vest over three years, 50% at the end of year two and 50% at the end of year three, and have a term of ten years.
FISCAL YEAR 2009 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares or Units	Value
	Acquired on	Realized On	Acquired on	Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)	($)
Jay L. Schottenstein	N/A	N/A	N/A	N/A
James A. McGrady	N/A	N/A	N/A	N/A
Julia A. Davis	N/A	N/A	6,000	$9,960	(1)

(1)	No common shares were issued or acquired upon the vesting and exercise of the RSUs. The RSUs are settled for cash only and have no voting or dividend rights. The value realized upon vesting of RSUs is calculated by multiplying the number of RSUs vested by the average of the high and low sales price of the Company’s common shares on the vesting date.

Potential Termination and Change of Control Payments
As described above under “Compensation Discussion and Analysis — Agreements with Key Executives,” the NEOs (other than Mr. Schottenstein) have employment agreements with the Company that entitle them to receive benefits and payments if their employment terminates under certain circumstances. The NEOs are also entitled to receive certain benefits or payments upon a change in control of the Company, including acceleration of the vesting of outstanding option awards under the 2000 Plan, which benefit is available to all plan participants.
The estimated value of the potential payments and benefits that would be received by the NEOs in the event of termination of employment or a change in control of the Company is presented in the table below. The amounts are calculated as if the respective termination event occurred on January 30, 2010 and our common share price was $8.28, the closing price of our common shares on January 29, 2010, the last trading day of fiscal 2009. The actual amounts to be paid out will only be determinable at the time of such executive’s termination or such change of control.

	Involuntary
	Termination
	Without Cause or	Involuntary
	Voluntary	Termination
	Termination for	Because of Death
Named Executive Officer	Good Reason	or Disability	Change in Control
James A. McGrady
- Salary Continuation(1)	$200,000	$0	$0
- Benefits Continuation(2)	$5,934	$0	$0
- Retention Payments(3)	$420,000	$0	$0
- Accelerated Vesting of Equity(4)	$0	$0	$0

Total	$625,934	$0	$0

Julia A. Davis
- Salary Continuation(1)	$360,000	$0	$0
- Benefits Continuation(2)	$0	$0	$0
- Retention Payments(3)	$120,000	$0	$0
- Accelerated Vesting of Equity(4)	$178,110	$178,110	$121,110

Total	$658,110	$178,110	$121,110

(1)	The amount reported reflects the continued payment of base salary for a period of 12 months at the rate in effect on the Executive’s date of termination.

(2)	The health care cost is calculated as the difference between the Company’s cost of providing the benefits less the amount the NEO paid for such benefits as of the NEO’s date of termination. Mr. McGrady’s and Ms. Davis’ “Benefits Continuation” amount reflects the cost of maintaining health care coverage for 12 months at the coverage level in effect as of the NEO’s date of termination.

(3)	Mr. McGrady’s Amendment to his June 22, 2000 Employment Agreement entitles him to a special monthly retention payment of $10,000 through and including July 31, 2013. Ms. Davis’s retention payment was approved in May, 2009 to be paid on January 31, 2010 upon condition of her continued employment through that date.

(4)	The amount reported for “Accelerated Vesting of Equity” reflects the intrinsic value of unvested stock options and restricted stock units that would vest during the one year following the NEO’s date of termination.

Compensation of Directors
The Compensation Committee reviews director compensation and makes recommendations to the Board of Directors regarding such compensation.
Each of Messrs. Aaron, Ring, Sonnenberg and Weisman and Ms. Eveillard is paid an annual retainer of $30,000 and receives an additional $20,000 annually for each Committee on which he or she serves. In addition, Messrs. Aaron, Deshe, Diamond, Ring, Sonnenberg and Weisman and Ms. Eveillard receive a quarterly Board meeting fee of $5,000 so long as they attend at least one Board meeting during that quarter. In fiscal 2009, Ms. Eveillard and Messrs. Sonnenberg and Weisman received $30,000, $45,000 and $120,000, respectively, for their services on and relating to the Independent Committee formed in 2008 to review and evaluate the Company’s strategic alternatives including but not limited to the strategic alternatives for the Filene’s Basement subsidiary. Mr. Sonnenberg was granted additional fees for this service due to his increased workload as Audit Committee Chair in relation to Company strategic alternatives. Mr. Weisman was granted additional fees for this service due to his increased workload as Chair of this Independent Committee, which included: direct involvement in related Company negotiations; the disposition of the Filene’s Basement business; the resolution of matters in the Filene’s Basement bankruptcy; and, the coordination of terms and conditions in agreements. Also in fiscal 2009, Ms. Eveillard and Messrs. Ring and Weisman received $35,000, $35,000 and $70,000, respectively, for their services on the Capital Raising Committee. All members of the Board of Directors are reimbursed for reasonable costs and expenses incurred in attending meetings of the Board of Directors and its Committees.
Each of Messrs. Aaron, Ring, Sonnenberg and Weisman and Ms. Eveillard are automatically granted options each quarter to purchase 2,500 of the Company’s common shares under the Company’s 2000 Plan. Options are granted on the first day of each fiscal quarter. Each option is granted for a period of ten years. Options become exercisable on the first anniversary of the date of grant. If a director terminates his or her service for reasons of death, disability or retirement, all unvested options immediately become vested. If a director terminates his or her service for other reasons, unvested options are forfeited.

	Fees Earned
	or Paid in				Option
	Cash		Stock Awards		Awards		Total
Name	($)		($) (1)		($) (1)		($)
Henry L. Aaron	$90,000		None		$25,279	(4)	$115,279
Ari Deshe	$20,000		None		None		$20,000
Jon P. Diamond	$20,000		None		None		$20,000
Elizabeth M. Eveillard	$175,000		None		$25,279	(4)	$200,279
Lawrence J. Ring	$125,000		None		$25,279	(4)	$150,279
Harvey L. Sonnenberg	$215,625	(3)	$58,750	(2)	$25,279	(4)	$299,654
James L. Weisman	$300,000		None		$25,279	(4)	$325,279

(1)	Represents the dollar amount recognized for financial statement reporting purposes with respect to fiscal year 2009 for stock awards and option awards granted to each of the directors, in 2009 as well as prior fiscal years, in accordance with SFAS 123R. For additional information on the valuation assumptions, refer to Note 4, Stock Based Compensation, in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended January 30, 2010 as filed with the SEC on April 14, 2010. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by the Directors.

(2)	RSUs for DSW Class A Common Shares were issued by the DSW Board of Directors to Mr. Sonnenberg for his services as a director of DSW. The grant date fair value of the RSUs is $58,750. As of January 30, 2010, 15,087 RSUs held by Mr. Sonnenberg were outstanding.

(3)	Includes $60,625 which represents the director fees paid directly by DSW to Mr. Sonnenberg for his services as a director of DSW.

(4)	Each independent director received 2,500 stock options, which vest over one year, on each of the following dates: February 2, 2009, May 4, 2009, August 3, 2009 and November 2, 2009, which had grant date fair values of $3,955, $4,896, $5,663 and $10,765, respectively. As of January 30, 2010, the directors had the following number of outstanding options to purchase RVI common shares: Mr. Aaron, 66,000; Ms. Eveillard, 57,500; Mr. Ring, 44,000; Mr. Sonnenberg, 62,500, and Mr. Weisman, 62,500.
Equity Compensation Plan Information
The following table sets forth certain information as of January 30, 2010 about the Company’s existing equity compensation plans and arrangements. The information includes the number of common shares covered by, and the weighted average exercise price of, outstanding options, warrants and other rights and the number of common shares remaining available for future grants, excluding the common shares to be issued upon exercise of outstanding options, warrants and other rights.

Number of securities
remaining available
	Number of securities		for issuance under
	to be issued upon	Weighted-average	equity compensation
	exercise of	exercise price of	plans (excluding
	outstanding options,	outstanding options,	securities reflected in
Plan Category	warrants and rights	warrants and rights	column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	$1,003,150	$7.56	4,678,743
Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	$1,003,150	$7.56	4,678,743

(1)	Equity compensation plans approved by shareholders include the 1991 Plan and the 2000 Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Procedures for Review of Related Party Transactions
Our Board of Directors has approved written guidelines for the approval of related party transactions, which gives our Audit Committee the power to approve or disapprove potential related party transactions, as described below. The guidelines for approval of related party transactions are available in print (without charge) to any shareholder upon request by writing to Retail Ventures, Inc. Attention: Secretary, 4150 East 5th Ave., Columbus, Ohio 43219. The guidelines for approval of related party transactions provide for the review, approval or ratification of any related party transaction that require disclosure under applicable SEC rules.
For purposes of these guidelines, a “related party transaction” is any transaction to which the Company or any of its subsidiaries is a party and in which any of the following persons has a direct or indirect interest:
(1)	a director, director nominee, or officer of the Company;

(2)	a shareholder of the Company who owns more than five percent (5%) of any class of the Company’s voting securities;

(3)	a member of the immediate family of any person described in (1) or (2) above; and

(4)	an entity in which any person described in (1), (2) or (3) above has a greater than ten percent (10%) equity interest.
In determining whether to approve a related party transaction, the Audit Committee considers the following factors, to the extent relevant:
•	Is the transaction in the normal course of the Company’s business?

•	Are the terms of the transaction fair to the Company?

•	Are the terms of the transaction commercially reasonable? Are the terms of the transaction substantially the same as the terms that the Company would be able to obtain in an arms-length transaction with an unrelated third party?

•	Has the Company obtained an independent appraisal or completed a financial analysis of the transaction? If so, what are the results of such appraisal or analysis?

•	Is the transaction in the best interests of the Company? The Company’s shareholders?
Based on an analysis of these factors (and other additional factors that the Audit Committee may deem relevant based on the circumstances), the Audit Committee takes formal action to either approve or reject the related party transaction.
During fiscal 2009, the Company or its subsidiaries was party to certain related person transactions with SSC, as described below. The Audit Committee has approved each of these transactions in accordance with our written guidelines.

Real Estate Leases and Subleases with SSC and Affiliates
Warehouse and Distribution facility. DSW leases the approximately 700,000 square foot corporate headquarters, warehouse and distribution facility in Columbus, Ohio from an affiliate of SSC. In fiscal 2006, in connection with the execution of the lease for a new corporate office described below, DSW exercised the first renewal option extending the term of this lease until December 2021. Additionally, DSW was granted an additional five-year renewal option for this facility. The monthly rent is $179,533, $194,228 and $208,922, and $220,416 during the second, third and fourth five-year periods of the initial term and first renewal period, respectively. The lease has three remaining renewal options with terms of five years each. The rent increases to $235,111, $249,805, and $265,160 in the second, third and fourth renewal terms, respectively. Under this agreement, DSW incurred approximately $2.7 million of expense for fiscal 2009.
Corporate Office. In fiscal 2006, DSW entered into a lease for a new corporate headquarters immediately adjacent to the existing home office in Columbus, Ohio. The landlord is an affiliate of SSC. The lease expires in December 2021 and has three renewal options with terms of five years each. The monthly rent is $123,143 with a minimum annual rent of $1,477,710. Under this agreement, DSW incurred approximately $1.5 million of expense for fiscal 2009.
Fulfillment Center. In fiscal 2007, DSW entered into a lease for a new fulfillment center for dsw.com adjacent to the existing home office in Columbus, Ohio. The landlord is an affiliate of SSC. The lease expires in September 2017 and has two renewal options with terms of five years each. For fiscal 2009, the monthly rent was $46,375, with a minimum annual rent of $556,500. Under this agreement, DSW incurred approximately $0.8 million of expense for fiscal 2009.
DSW stores. As of January 30, 2010, DSW leased or subleased 19 DSW stores from affiliates of SSC. DSW incurred approximately $7.2 million of rent and approximately $1.8 million of other expense (real estate taxes, maintenance and insurance) related to these leases for fiscal 2009. In addition to base rent, for each lease, DSW also (a) pays percentage rent equal to approximately 2% annually of gross sales that exceed specified breakpoints that increase as the minimum rent increases and (b) pays a portion of expenses related to maintenance, real estate taxes and insurance. These leases have terms expiring between July 2011 and January 2023 and generally have at least three renewal options of 5 years each.
Future minimum lease payments required under the aforementioned leases, exclusive of real estate taxes, insurance and maintenance costs, as of January 30, 2010 for continuing operations are as follows:

Fiscal Year	Minimum Payments
(in thousands)
2010	$25,784
2011	26,662
2012	27,426
2013	26,204
2014	26,141
Future Years	124,795

Total	$257,012

Merchandise Transactions with SSC and Affiliates
DSW purchases merchandise from affiliates of SSC from time to time. During fiscal 2009, DSW purchased merchandise from affiliates of SSC in an amount immaterial to the financial statements. Any merchandise purchases from such sources are on terms at least as favorable to DSW as could be obtained in an arm’s length transaction with an unaffiliated third party.
Taryn Rose
In January 2010, DSW invested approximately $1.2 million into an entity that purchased certain assets of Taryn Rose, a luxury comfortable shoe brand. In exchange for our $1.2 million investment, we received a 19.9% interest in the entity. The 80.1% owner of the entity is an affiliate of SSC.

Corporate Services Agreement with SSC
The Company receives services from SSC pursuant to a Corporate Services Agreement (as amended) between the Company and its wholly-owned subsidiaries and SSC. The agreement sets forth the costs of shared services, including specified legal, real estate, property management and administrative services. As of January 30, 2010, the services the Company receives pursuant to this agreement pertain to property management and administrative services. The Company believes that it is able to obtain such services at a cost which is equal to or below the cost of providing such services internally or obtaining such services from unaffiliated third parties. For fiscal 2009 our allocated portion of the amount we paid to SSC and affiliates was an amount immaterial to the financial statements.
Warrants
The Company has outstanding warrants to purchase up to 3,683,959 of its common shares (including 1,731,460 to Schottenstein RVI LLC, an affiliate of SSC) at an initial exercise price of $4.50 per share, or up to 699,819 (including 328,915 to Schottenstein RVI LLC, an affiliate of SSC) DSW Class A Common Shares owned by Retail Ventures at an initial exercise price of $19.00 per share. The warrants were originally issued in connection with certain financing arrangements with SSC and various unrelated third parties, are subject to certain anti-dilution provisions and are exercisable at any time on or prior to June 11, 2012. The Company has granted registration rights with respect to the shares issuable upon exercise of the warrants. Retail Ventures is subject to contractual obligations with its warrantholders to retain enough DSW Common Shares to be able to satisfy its obligations to deliver such shares to its warrantholders if the warrantholders elect to exercise their warrants in full for DSW Class A Common Shares.
A summary of RVI’s outstanding Warrants as of April 30, 2010 is presented below:

	Schottenstein
	RVI, LLC	Other Holders	Total

Warrants Exercisable for RVI Common Shares	1,731,460	1,952,499	3,683,959

Warrants Exercisable for DSW Class A Common Shares	328,915	370,904	699,819
Agreements with DSW
Agreements Relating to DSW’s Separation from the Company
In connection with DSW’s IPO, the Company and DSW entered into agreements governing various interim and ongoing relationships between them. The description of the agreements is not complete and, with respect to each material agreement, is qualified by reference to the terms of the agreement, each of which is filed as an exhibit to our filings we have made with the Securities and Exchange Commission. We entered into these agreements with DSW in the context of our relationship with DSW. The prices and other terms of these agreements may be less favorable to us than those we could have obtained in arm’s-length negotiations with unaffiliated third parties for similar services or under similar agreements. These agreements include:
•	a master separation agreement;

•	a shared services agreement and other intercompany arrangements;

•	a tax separation agreement;

•	an exchange agreement; and

•	a footwear fixture agreement.

Master Separation Agreement
The master separation agreement contains key provisions relating to the separation of DSW’s business from the Company. The master separation agreement requires DSW to exchange information with the Company, follow certain accounting practices and resolve disputes with the Company in a particular manner. DSW also agreed to maintain the confidentiality of certain information and preserve available legal privileges. The master separation agreement also contains provisions relating to the allocation of the costs of DSW’s IPO, indemnification, non-solicitation of employees and employee benefit matters.
Under the master separation agreement, DSW agreed to effect up to one demand registration per calendar year of its Common Shares, whether Class A or Class B, held by Retail Ventures, if requested by Retail Ventures. DSW has also granted Retail Ventures the right to include Retail Ventures’ Common Shares of DSW in an unlimited number of other registrations of such shares initiated by DSW or on behalf of DSW’s other shareholders.
Amended and Restated Shared Services Agreement and Other Intercompany Arrangements
Effective March 17, 2008, we entered into an Amended and Restated Shared Services Agreement with DSW. Pursuant to the terms of the Amended and Restated Shared Services Agreement, DSW provides Retail Ventures and its subsidiaries with key services relating to risk management, tax, financial services, benefits administration, payroll and information technology. The current term of the Amended and Restated Shared Services Agreement expired at the end of fiscal 2009, was extended automatically for fiscal 2010 and will be extended automatically for additional one-year terms unless terminated by one of the parties. With respect to each shared service, we cannot reasonably anticipate whether the services will be shared for a period shorter or longer than the initial term.
Prior to March 17, 2008, Retail Ventures provided DSW with services relating to import administration, risk management, tax, logistics, legal services, financial services, benefits administration and payroll and maintained insurance for DSW and for its directors, officers, and employees.
Prior to and following the consummation of the DSW initial public offering, DSW has had, and continues to have, the option to use certain administrative and marketing services provided by third party vendors pursuant to contracts between those third party vendors and Retail Ventures. DSW paid Retail Ventures for these services as expenses for these services are incurred. These services are provided to DSW by virtue of DSW’s status as Retail Ventures’ affiliate and are unrelated to those delineated in the Shared Services Agreement.
In fiscal 2009, DSW paid Retail Ventures approximately $0.5 million for its portion of expenses relating to the Northland office facility. In addition, in fiscal 2009, Retail Ventures paid DSW approximately $2.2 million for services it rendered on behalf of Retail Ventures and its affiliates.
On January 15, 2010, Retail Ventures entered into a share purchase agreement with DSW pursuant to which DSW purchased from Retail Ventures 320,000 Class B Common Shares for an aggregate amount of $8.0 million.
Tax Separation Agreement
Effective March 17, 2008, DSW was exclusively responsible for preparing any tax return with respect to Retail Ventures’ Consolidated Group or any Combined Group. Retail Ventures continues to be responsible for filing any tax return with respect to the Consolidated Group. DSW continues to be responsible for preparing and filing any tax returns that include only DSW and its subsidiaries. For the tax services provided to Retail Ventures by DSW, Retail Ventures pays a monthly fee equal to its respective share of all costs associated with the maintenance and operation of our tax department (including all overhead expenses). In addition, Retail Ventures reimburses DSW for 100% of any third party fees and expenses incurred by our tax department in connection with the performance of the tax services that are solely incurred for Retail Ventures.

DSW is primarily responsible for controlling and contesting any audit or other tax proceeding with respect to the Consolidated Group or any Combined Group. In cases involving taxes relating to a spin-off, DSW has the right to control decisions to resolve, settle or otherwise agree to any deficiency, claim or adjustment with respect to any item for which we are solely liable under the tax separation agreement. Pursuant to the Tax Separation Agreement, DSW has the right to control and contest any audit or tax proceeding that relates to any tax returns that include only DSW and its subsidiaries. DSW and Retail Ventures have joint control over decisions to resolve, settle or otherwise agree to any deficiency, claim or adjustment for which DSW and Retail Ventures could be jointly liable, except in cases involving taxes relating to a spin-off. Disputes arising between the parties relating to matters covered by the tax separation agreement are subject to resolution through specific dispute resolution provisions.
DSW has been included in the Consolidated Group for periods in which Retail Ventures owned at least 80% of the total voting power and value of DSW’s outstanding stock. Following completion of the DSW initial public offering in July 2005, DSW is no longer included in the federal Consolidated Group. Each member of a consolidated group for U.S. federal income tax purposes is jointly and severally liable for the U.S. federal income tax liability of each other member of the consolidated group. Similarly, in some state and local jurisdictions, each member of a consolidated, combined or unitary group is jointly and severally liable for the state and local income tax liability of each other member of the consolidated, combined or unitary group. Accordingly, although the Tax Separation Agreement allocates tax liabilities between DSW and Retail Ventures, for any period in which DSW was included in the Consolidated Group or a Combined Group, DSW could be liable in the event that any income tax liability was incurred, but not discharged, by any other member of the Consolidated Group or a Combined Group.
Present and future majority-owned affiliates of DSW or Retail Ventures will be bound by our agreements, unless we or DSW, as applicable, consent to grant a release of an affiliate (such consent cannot be unreasonably withheld, conditioned or delayed), which may limit our ability to sell or otherwise dispose of such affiliates. Additionally, a minority interest participant(s) in a future joint venture, if any, would need to evaluate the effect of the tax separation agreement on such joint venture, and such evaluation may negatively affect their decision whether to participate in such a joint venture. Furthermore, the tax separation agreement may negatively affect our ability to acquire a majority interest in a joint venture.
For fiscal years after fiscal 2007, we and DSW no longer reimburse each other for the benefits or detriments derived from combined and unitary state and local filing positions. In fiscal 2009, Retail Ventures contributed tax benefits to DSW resulting in non-cash capital contributions of $4.7 million.
Exchange Agreement
In connection with the DSW initial public offering, we entered into an exchange agreement with DSW. In the event that we desire to exchange all or a portion of the Class B Common Shares held by us for Class A Common Shares, DSW will issue to Retail Ventures an equal number of duly authorized, validly issued, fully paid and nonassessable Class A Common Shares in exchange for the Class B Common Shares of DSW held by Retail Ventures. Retail Ventures may make one or more requests for such exchange, covering all or a part of the Class B Common Shares that we hold.
Footwear Fixture Agreement
In connection with the completion of the DSW initial public offering in July 2005, we entered into an agreement with DSW related to its patented footwear display fixtures. DSW agreed to sell Retail Ventures, upon its request, the fixtures covered by the patents at the cost associated with obtaining and delivering them. In addition, DSW agreed to pay Retail Ventures a percentage of any net profit that it may receive should DSW ever market and sell the fixtures to third parties.

Registration Rights Agreements
Under the master separation agreement, DSW agreed to effect up to one demand registration per calendar year of DSW Common Shares, whether Class A or Class B, held by Retail Ventures, if requested by Retail Ventures. DSW have also granted Retail Ventures the right to include its Common Shares of DSW in an unlimited number of other registrations of such shares initiated by DSW or on behalf of DSW’s other shareholders.
DSW has also entered into registration rights agreements with holders of the warrants issued by Retail Ventures (described above under “Certain Relationships and Related Transactions — Warrants”), under which DSW agreed to register in specified circumstances the Class A Common Shares issued to Schottenstein RVI, LLC or Cerberus Partners, L.P. (an unrelated third party) upon exercise of their warrants and each of these entities and Millennium Partners, L.P. (an unrelated third party) will be entitled to participate in the registrations initiated by the other entities. Under these agreements, each of Cerberus (together with transferees of at least 15% of its interest in registrable DSW Common Shares) and Schottenstein RVI, LLC (together with transferees of at least 15% of its interest in registrable DSW Common Shares) may request up to five demand registrations with respect to the Class A Common Shares issued to them upon exercise of their warrants provided that no party may request more than two demand registrations, except that each of Cerberus and Schottenstein RVI, LLC may each request up to three demand registrations. The agreement will also grant Cerberus, Schottenstein RVI, LLC and Millennium the right to include these Class A Common Shares in an unlimited number of other registrations of any of our securities initiated by DSW or on behalf of DSW’s other shareholders (other than a demand registration made under the agreement).
Union Square Store Guaranty by the Company
In January 2004, DSW entered into a lease agreement with an unrelated third party for its Union Square store in Manhattan, New York. In connection with the lease, the Company has agreed to guarantee payment of DSW’s rent and other expenses and charges and the performance of its other obligations.
Agreements between DSW and Filene’s Basement for Leased Shoe Departments
Effective April 21, 2009 the Company disposed of its interest in Filene’s Basement, Inc. Prior to the disposition of Filene’s Basement in April 2009, DSW had the exclusive right to operate leased shoe departments within Filene’s Basement stores. DSW owned the merchandise and recorded sales of merchandise net of returns and sales tax. DSW paid a percentage of net sales as rent. From the period of February 1, 2009 until its disposition by Retail Ventures in April 2009, DSW paid Filene’s Basement approximately $5.9 million in total fees and expenses relating to these shoe departments.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Company engaged Deloitte & Touche LLP as its independent registered public accounting firm to audit its consolidated financial statements for fiscal 2009. Services provided by Deloitte & Touche LLP for each of fiscal 2009 and 2008 and the related fees are described under the caption “Audit and Other Service Fees” beginning on page 15 of this proxy statement. The Audit Committee is directly responsible for the appointment, compensation, retention, termination and oversight of the work of the independent registered public accounting firm, and has the sole responsibility to retain and replace the Company’s independent registered public accounting firm. As of the date of this proxy statement, the Audit Committee has not yet completed its assessment regarding the selection of the Company’s independent auditors for fiscal 2010. The Company, in selecting its independent auditors for fiscal 2010, will adhere to the applicable laws, regulations and rules concerning auditor independence established by the SEC, NYSE and the Sarbanes-Oxley Act of 2002.
A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if so desired.

OTHER MATTERS
Shareholder Proposals Pursuant to Rule 14a-8
In order to be considered for inclusion in the proxy statement and form of proxy distributed to shareholders prior to the annual meeting of shareholders in 2011, a shareholder proposal submitted pursuant to SEC Rule 14a-8 must be received by the Company no later than January 14, 2011. Written requests for inclusion should be addressed to: Retail Ventures, Inc., Attention: Corporate Secretary, 4150 East 5th Avenue, Columbus, Ohio 43219. It is suggested that you mail your proposal by certified mail, return receipt requested.
Shareholder Proposals Other Than Pursuant to Rule 14a-8
In order for proposals of shareholders made outside of SEC Rule 14a-8 to be considered “timely” within the meaning of SEC Rule 14a-4(c), such proposals must be received by our Corporate Secretary at the above address by March 30, 2011. The Regulations also provide that nominations for director may only be made by the Board of Directors (or an authorized Board committee) or by a shareholder of record entitled to vote who sends notice to our Corporate Secretary not fewer than 60 nor more than 90 days prior to the meeting. This advance notice period is intended to allow all shareholders an opportunity to consider any nominees expected to be considered at the meeting. Any nomination by a shareholder must also comply with the procedures specified in the Regulations.
Communications with the Board of Directors
Shareholders and other interested parties may communicate with the Board of Directors or individual directors (including the non-employee directors as a group or the presiding director) directly by writing to the directors in care of the Corporate Secretary of Retail Ventures, Inc., 4150 East 5th Avenue, Columbus, Ohio 43219, in an envelope clearly marked “shareholder communication” or “interested party communication,” as applicable. Such communications will be provided promptly and, if requested, confidentially to the specified directors.

General Information
A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 30, 2010 AS FILED WITH THE SEC ON APRIL 14, 2010 AS THE SAME MAY BE AMENDED, WILL BE SENT TO ANY SHAREHOLDER WITHOUT CHARGE UPON WRITTEN REQUEST ADDRESSED TO RETAIL VENTURES, INC., ATTENTION: INVESTOR RELATIONS DEPARTMENT, 4150 EAST 5TH AVENUE, COLUMBUS, OHIO 43219.
Management knows of no other business which may be properly brought before the Annual Meeting. However, if any other matters shall properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their best judgment on such matters.
YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE AS SOON AS POSSIBLE. AS AN ALTERNATIVE TO ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON, YOU MAY VOTE ELECTRONICALLY VIA THE INTERNET OR, IF YOU REQUEST A PAPER COPY OF OUR PROXY MATERIALS, BY MAILING A COMPLETED PROXY CARD. VOTING BY ANY OF THESE METHODS WILL ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING.

By Order of the Board of Directors,
/s/ James A. McGrady
Chief Executive Officer, President,
Chief Financial Officer and Treasurer

Appendix A
RETAIL VENTURES, INC.
4150 East 5th Avenue, Columbus, Ohio 43219

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS — JUNE 23, 2010
THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned shareholder of Retail Ventures, Inc. (the “Company”) hereby appoints James A. McGrady and Julia A. Davis, or any one of them, as attorneys and proxies with full power of substitution to each, to vote all common shares of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the corporate offices of DSW Inc., 810 DSW Drive, Columbus, Ohio 43219, on Wednesday, June 23, 2010, at 11:00 a.m. Eastern Daylight Time, and at any adjournment or postponement thereof, with all of the powers such undersigned shareholder would have if personally present, for the following purpose:
1. Election of the following Directors:
Henry L. Aaron
Ari Deshe
Jon P. Diamond
Elizabeth M. Eveillard
Lawrence J. Ring
Jay L. Schottenstein
Harvey L. Sonnenberg
James L. Weisman
[   ] FOR ALL NOMINEES      [   ] WITHHOLD AUTHORITY FOR ALL NOMINEES      [   ] FOR ALL NOMINEES EXCEPT
(Instruction: To withhold authority for one or more nominees, mark “FOR ALL NOMINEES EXCEPT” and write each such nominee’s name on the line below.)

This proxy, when properly executed, will be voted as directed by the undersigned shareholder. If no directive is made, the common shares represented by this proxy will be voted “FOR” the election of the named director nominees. If any other matters are brought before the Annual Meeting, or if a director nominee is unable to serve or for good cause will not serve, the common shares represented by this proxy will be voted in the discretion of the proxies on such matters or for such substitute nominee(s) as the Board of Directors may recommend.
The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, dated May 14, 2010, the Proxy Statement of the Company and the Company’s 2009 Annual Report to Shareholders which includes the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2010. Any proxy heretofore given to vote the common shares which the undersigned is entitled to vote at the Annual Meeting is hereby revoked.
PLEASE SIGN AND DATE THIS PROXY BELOW AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Dated:	, 2010

Signature

Signature

Signature(s) shall agree with the name(s) printed on this Proxy. If shares are registered in two names, both shareholders should sign this Proxy. If signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If the shareholder is a corporation, please sign in full corporate name by an authorized officer. If the shareholder is a partnership or other entity, please sign that entity’s name by authorized person. (Please note any change of address on this Proxy)